                                                                   EXHIBIT 10.55

                                      LEASE

LANDLORD:   JLP-MADISON LLC
            1798 FREBIS AVENUE
            COLUMBUS, OHIO 43206-3764

TENANT:     SHONAC CORPORATION DBA
            DSW SHOE WAREHOUSE
            4150 EAST FIFTH AVENUE
            COLUMBUS, OHIO 43219

PREMISES:   Approximately 31,624 square feet at
            The Shoppes at Rivergate, Madison, Tennessee

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                                TABLE OF CONTENTS

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SECTION 1. PREMISES.............................................................       1
SECTION 2. TERM.................................................................       1
SECTION 3. COMMENCEMENT DATE....................................................       1
SECTION 4. RENEWAL OPTIONS......................................................       3
SECTION 5. MINIMUM RENT.........................................................       4
SECTION 6. PERCENTAGE RENT......................................................       5
SECTION 7. SECURITY DEPOSIT - DELETED BY INTENTION..............................       7
SECTION 8. RIGHT TO REMODEL.....................................................       7
SECTION 9. UTILITIES............................................................       8
SECTION 10. GLASS...............................................................       9
SECTION 11. PERSONAL PROPERTY...................................................       9
SECTION 12. RIGHT TO MORTGAGE...................................................       9
SECTION 13. SUBLEASE OR ASSIGNMENT..............................................      10
SECTION 14. COMMON AREAS........................................................      11
SECTION 15. OPERATION OF COMMON AREAS...........................................      12
SECTION 16. COMMON AREA MAINTENANCE, TENANT'S SHARE ............................      13
SECTION 17. EMINENT DOMAIN......................................................      15
SECTION 18. TENANT'S TAXES......................................................      15
SECTION 19. RISK OF GOODS.......................................................      16
SECTION 20. USE AND OCCUPANCY...................................................      16
SECTION 21. NUISANCES...........................................................      18
SECTION 22. WASTE AND REFUSE REMOVAL............................................      18
SECTION 23. DESTRUCTION OF PREMISES.............................................      19
SECTION 24. LANDLORD REPAIRS....................................................      20
SECTION 25. TENANT'S REPAIRS....................................................      21
SECTION 26. COVENANT OF TITLE AND PEACEFUL POSSESSION...........................      22
SECTION 27. TENANT'S AND LANDLORD'S INSURANCE, INDEMNITY........................      23
SECTION 28. REAL ESTATE TAXES...................................................      27
SECTION 29. TENANT'S INSURANCE CONTRIBUTION.....................................      28
SECTION 30. FIXTURES............................................................      29
SECTION 31. SURRENDER...........................................................      29
SECTION 32. HOLDING OVER........................................................      29
SECTION 33. NOTICE..............................................................      30
SECTION 34. DEFAULT.............................................................      30
SECTION 35. WAIVER OF SUBROGATION...............................................      34
SECTION 36. LIABILITY OF LANDLORD; EXCULPATION..................................      34
SECTION 37. RIGHTS CUMULATIVE...................................................      35
SECTION 38. MITIGATION OF DAMAGES...............................................      35
SECTION 39. SIGNS...............................................................      36
SECTION 40. ENTIRE AGREEMENT....................................................      36
SECTION 41. LANDLORD'S LIEN - DELETED BY INTENTION..............................      36
SECTION 42. BINDING UPON SUCCESSORS.............................................      36
SECTION 43. HAZARDOUS SUBSTANCES................................................      36
SECTION 44. TRANSFER OF INTEREST................................................      38
SECTION 45. ACCESS TO PREMISES..................................................      38
SECTION 46. HEADINGS............................................................      39
SECTION 47. NON-WAIVER..........................................................      39
SECTION 48. SHORT FORM LEASE....................................................      39
SECTION 49. ESTOPPEL CERTIFICATE................................................      39
SECTION 50. TENANT'S REIMBURSEMENT..............................................      40
SECTION 51. TENANT'S TERMINATION RIGHT..........................................      40
SECTION 52. NO BROKER...........................................................      41
SECTION 53. UNAVOIDABLE DELAYS..................................................      41
SECTION 54. TIMELY EXECUTION OF LEASE:..........................................      42
SECTION 55. ACCORD AND SATISFACTION.............................................      42
SECTION 56. WAIVER OF JURY TRIAL................................................      42
SECTION 57. LEASEHOLD FINANCING.................................................      42

LIST OF EXHIBITS:

EXHIBIT "A-1"     SITE PLAN
EXHIBIT "A-2"     LEGAL DESCRIPTION
EXHIBIT "B"       LANDLORD'S WORK
EXHIBIT "C"       TENANT'S WORK
EXHIBIT "D"       SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT "E"       EXCLUSIVES
EXHIBIT "F"       TENANTS WHO CAN SELL SHOES
EXHIBIT "G-l"     TENANT SIGNAGE
EXHIBIT "G-2"     TENANT IMPROVEMENTS
EXHIBIT "H"       LANDLORD'S AGREEMENT
EXHIBIT "I"       LANDLORD'S WAIVER
EXHIBIT "J"       RECOGNITION AND NON-DISTURBANCE AGREEMENT

                                      LEASE

      THIS AGREEMENT OF LEASE, made this 30th day of august, 2002, by and between JLP-Madison LLC, a Delaware limited liability company (hereinafter referred to as "Landlord"), with offices at 1798 Frebis Avenue, Columbus, Ohio 43206-3764 and Shonac Corporation, an Ohio corporation, dba DSW Shoe Warehouse with offices at 4150 East Fifth Avenue, Columbus, Ohio 43219 (hereinafter referred to as "Tenant").

                                   WITNESSETH:

SECTION 1. PREMISES

      (a) Landlord, in consideration of the rents to be paid and covenants and agreements to be performed by Tenant, does hereby lease unto Tenant the premises (hereinafter referred to as the "premises" or "demised premises") in the Shopping Center (hereinafter referred to as the "Shopping Center"), at Shoppes at Rivergate in the City of Madison, and State of Tennessee, containing or to contain approximately 81,624 square feet of leasable space on approximately 7.62 acres. The location, size, and area of the demised premises and of the Shopping Center shall be substantially as shown on Exhibit "A-l" attached hereto and made a part hereof. A legal description of the Shopping Center is shown on Exhibit "A-2" attached hereto and made a part hereof. Landlord shall not change the configuration of the Shopping Center so as to materially adversely affect access to, visibility of or parking for the premises without the prior written consent of Tenant.

      (b) The demised premises shall have a ground floor area of approximately 31,624 square feet with approximate dimensions of 137' 10" x 227' 8".

SECTION 2. TERM

      The term of this Lease shall be for a period of fifteen (15) years, beginning on the commencement date (as hereinafter defined), except that if the commencement date shall be a day other than the first day of a month, then the period of time between the commencement date and the first day of the month next following shall be added to the term of the Lease.

SECTION 3. COMMENCEMENT DATE

      (a) As herein used, the phrase "commencement date" shall mean the earlier of: (i) the day Tenant opens for business in the demised premises, or (ii) ninety (90) days after Landlord has delivered to Tenant possession of the demised premises as same are to be substantially completed by Landlord and ready for occupancy, as in (b) below. Landlord agrees to deliver the demised premises to Tenant with Landlord's work completed between September 15, 2002 and November 15, 2002 (the "Delivery

Period"). If Landlord does not deliver the demised premises to Tenant as required herein by November 15, 2002, Tenant may defer delivery until January 2, 2003. If Landlord does not deliver the demised premises to Tenant thereafter on or before February 28, 2003, Tenant may terminate this Lease or defer delivery until May 1, 2003. In the event that the demised premises and Landlord's Work are not substantially completed and delivered to Tenant on or before the Final Delivery Date, the minimum rent due hereunder shall be adjusted so that, after the Rent Commencement Date, the Tenant shall receive a credit against minimum rent thereafter due Landlord equal to one (1) day of minimum rent for each day after the Final Delivery Date until delivery of the demised premises is made to Tenant consistent with the terms of this Lease, including substantial completion of the Landlord's Work. Tenant shall not be obligated to accept possession of the demised premises prior to the later of (a) substantial completion of Landlord's Work, (b) the first day of the Delivery Period and (c) the Final Delivery Date. Time is of the essence regarding all dates set forth in this
Section 3(a). Landlord shall obtain a certificate of occupancy for the demised premises as part of Landlord's Work.

      (b) Possession of the demised premises shall not be deemed to have been given to Tenant unless the demised premises are ready for the installation of Tenant's fixtures and finishing work by Tenant, and are free of any violation of laws, ordinances, regulations and building restrictions relating to the possession or use of or construction upon the demised premises, and until Landlord has substantially completed Landlord's Work as set forth on Exhibit "B". attached hereto and made a part hereof. Landlord shall obtain a certificate of occupancy for the demised premises as part of Landlord's Work.

      (c) Prior to the date on which possession is delivered to Tenant as aforesaid, Tenant shall have the right to enter the demised premises at its own risk rent-free for the purpose of preparing for its occupancy, installing fixtures and equipment, and receiving merchandise and other property, provided that it does not unreasonably interfere with Landlord's construction activities. All work other than that to be performed by Landlord is to be done by Tenant within ninety (90) days after the date possession of the demised premises has been delivered to Tenant, at Tenant's expense in accordance with the provisions of this Lease and as set forth in the schedule entitled Description of Tenant's Work and attached hereto as Exhibit "C" and made a part hereof. All Tenant's Work shall be performed lien free by Tenant, in a good and workmanlike manner (employing materials of good quality) in compliance with all governmental requirements. In the event a mechanic's lien is filed against the demised premises or the Shopping Center on account of Tenant's Work, Tenant shall discharge or bond off same within ten (10) days from the filing thereof. If Tenant fails to discharge said lien, Landlord may bond off or pay same without inquiring into the validity or merits of such lien, and all sums so advanced shall be paid on demand by Tenant as additional rent.

      (d) From the date upon which the demised premises are delivered to Tenant for its work until the commencement date of the lease term, Tenant shall observe and perform all of its obligations under this Lease (except Tenant's obligation to operate and pay minimum rent, percentage rent and "Tenant's Proportionate Share" (defined in Section 16(c) below) of "Maintenance Costs" (defined and provided for in Section 16(b) hereof "real estate taxes" (defined and provided for in Section 28(b) hereof) and insurance (provided for in Section 28 hereof). In the event Tenant fails to open for business within one hundred twenty (120) days after the date possession of the demised premises has been delivered to Tenant, Landlord, in addition to any and all other available remedies, may require Tenant to pay to Landlord, in addition to all other rent and charges herein, as liquidated damages and not as a penalty, an amount equal to one-three hundred sixty five thousandths (1/365) of the annual minimum rent for each day such failure to open continues.

SECTION 4. RENEWAL OPTIONS

      (a) Provided Tenant has fully complied with all of the terms, provisions, and conditions on its part to be performed under this Lease and is not in default under this Lease, Tenant may, by giving written notice to the Landlord at least six (6) months on or before the expiration of the initial term of this Lease, extend such term for a period of five (5) years upon the same covenants and agreements as are herein set forth, except that the minimum rent during the first renewal term shall be increased to Twenty Nine Thousand Six Hundred Twenty One and 15/100 Dollars ($29,621.15) each month.

      (b) Provided Tenant has fully complied with all of the terms, provisions and conditions on its part to be performed under this Lease, is not in default under this Lease and has exercised its first option to renew hereunder, Tenant may, by giving written notice to the Landlord at least six (6) months on or before the expiration of the first extended term of this Lease, extend such term for an additional period of five (5) years upon the same covenants and agreements as the first extended term except that the minimum rent (as increased pursuant to Section 4(a) above) during this second renewal term shall be further increased to Thirty Three Thousand One Hundred Seventy Eight and 85/100 Dollars ($33,178.85) each month.

      (c) Provided Tenant has fully complied with all of the terms, provisions and conditions on its part to be performed under this Lease, is not in default under this Lease and has exercised its second option to renew hereunder, Tenant may, by giving written notice to the Landlord at least six (6) months on or before the expiration of the second extended term of this Lease, extend such term for an additional period of five (5) years upon the same covenants and agreements as the second extended term except that the minimum rent (as increased pursuant to Section 4(b) above) during this third renewal term shall be further increased to Thirty Seven Thousand One Hundred Fifty Eight and 20/100 Dollars ($37,158.20) each month. The initial term and any renewal term(s) are hereinafter collectively referred to as the "term".

SECTION 5. MINIMUM RENT

      (a) Tenant agrees to pay to Landlord, as minimum rent for the demised premises, equal consecutive monthly installments of Twenty One Thousand Eighty Two and 67/100 Dollars ($21,082.67), commencing on the commencement date, and continuing on the first day of each calendar month during years one (1) through five (5) of the initial term of this Lease, monthly installments of Twenty Three Thousand Six Hundred Twelve and 59/100 Dollars ($23,612.59) each calendar month during years six (6) through ten (10), and monthly installments of Twenty Six Thousand Four Hundred Fifty Eight and 75/100 Dollars ($26,458.75) each calendar month during years eleven (11) through fifteen (15) of the initial term of this Lease. All such rental shall be payable to Landlord in advance, without prior written notice or demand and without any right of deduction, abatement, counterclaim or offset whatsoever (unless specifically permitted in this Lease). In no event shall Tenant have the right to offset more than twenty-five percent (25%) of minimum rent in any calendar month, and Tenant shall have no right to offset against any additional rent other than any percentage rent payable hereunder. As used in this Lease, the terms "minimum rent" and "minimum rental" mean the minimum rental set forth in this Section 5(a) as adjusted pursuant to
Section 4 hereof. As used in this Lease, the terms "rent and "rental" mean minimum rental, percentage rental, additional rental and all other sums due and owing from Tenant to Landlord under this Lease.

      (b) If the Lease term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, the minimum rental for such first or last fractional month shall be such proportion of the monthly minimum rental as the number of days in such fractional month bears to the total number of days in such calendar month.

      (c) Until further notice to Tenant, all rental payable under this Lease shall be payable to Landlord and mailed to Landlord at 1798 Frebis Avenue, Columbus, Ohio 43206-0410.

      (d) In the event any sums required under this Lease to be paid are not received when due, then all such amounts shall bear interest from the due date thereof until the date paid at the rate of interest equal to two percent (2%) over the prime rate in effect from time to time as established by National City Bank, Columbus, Ohio (the "Interest Rate"), and shall be due and payable by Tenant without notice or demand, Tenant shall pay the foregoing interest thereon in addition to all default remedies of Landlord pursuant to Section 34 below.

      (e) Notwithstanding anything herein contained to the contrary, Tenant shall initially pay to Landlord as additional rental, simultaneously with the payment of minimum renal called for under Section 5(a) above, Two Dollars ($2.00) per square foot, payable in equal monthly installments of Five Thousand Two Hundred Seventy and 67/100 Dollars ($5,270.67), as the estimated monthly amount of Tenant's proportional Share of Maintenance Costs (provided for in Section 16 hereof), real estate taxes (provided for in Section 28 hereof) and insurance (provided for in Section 29 hereof). Tenant's proportionate share of Maintenance Costs, real estate taxes and insurance shall not exceed Two Dollars ($2.00) per square foot in the first lease year.

SECTION 6. PERCENTAGE RENT

      (a) Beginning with the first lease year, Tenant shall pay to the Landlord, in addition to minimum rent, upon the conditions and at the times hereinafter set forth, percentage rent equal to two percent (2%) of Tenant's gross sales (as hereinafter defined) in excess of the number obtained by dividing (a) minimum rent for the applicable lease year by (b) the number .05. The annual percentage rent shall be paid by Tenant to the Landlord within ninety (90) days after the end of each lease year. Each such payment shall be accompanied by a statement signed by an authorized representative of Tenant setting forth Tenant's gross sales for such lease year. For purposes of permitting verification by the Landlord of the gross sales reported by Tenant, the Landlord shall have the right, not more than one (1) time per lease year, upon not less than five (5) business days notice to Tenant, to audit during normal business hours in Tenant's corporate office, Tenant's books and records relating to Tenant's gross sales for a period of two (2) years after the end of each lease year. If such an audit reveals that Tenant has understated its gross sales by more than three percent (3%) for any lease year, Tenant, in addition to paying the additional percentage rent due, shall pay the reasonable cost of the audit within thirty
(30) days of Tenant's receipt of Landlord's demand for the same and copies of all bills or invoices on which such cost is based.

      (b) For purposes hereof, a lease year shall consist of a consecutive twelve (12) calendar month period commencing on the commencement of the term of this Lease; provided, however, that if this Lease commences on a day other than the first day of a calendar month, then the first lease year shall consist of such fractional month plus the next succeeding twelve (12) full calendar months, and the last lease year shall consist of the period commencing from the end of the preceding lease year and ending with the end of the term of the Lease, whether by expiration of term or otherwise. In the event percentage rental shall commence to accrue on a day other than the first day of a lease year, the percentage rental for such lease year shall be adjusted on a pro rata basis, based upon the actual number of days in such lease year.

      (c) Each lease year shall constitute a separate accounting period, and the computation of percentage rental due for any one period shall be based on the gross receipts for such lease year.

      (d) The term "gross receipts" as used in this Lease is hereby defined to mean the gross dollar aggregate of all sales or rental or manufacture or production of merchandise and all services, income and other receipts whatsoever of all business conducted in, at or from any part of the demised premises, whether for cash, credit, check, charge account, gift or merchandise certificate purchased or for other disposition of value regardless of collection. Should any departments, divisions or parts of Lessee's business be conducted by any subleases, concessionaires, licensees, assignees or others, then there shall be included in Lessee's gross receipts, all "gross sales" of such department, division or part, whether the receipts be obtained at the demised premises or elsewhere in the same manner as if such business had been conducted by Lessee. Gross receipts shall exclude the following: (i) any amount representing sales, use, excise or similar taxes; (ii) the amount of refunds, exchanges or returns by customers or allowances to customers.

      (e) The percentage rental, if any, shall be paid within ninety (90) days after the end of each lease year, accompanied by a statement in writing signed by Tenant setting forth its gross receipts from the sale of all items for such lease year. Tenant shall keep at its principal executive offices, where now or hereafter located, true and accurate accounts of all receipts from the demised premises. Landlord, its agents and accountants, shall have access to such records at any and all times during regular business hours for the purpose of examining or auditing the same. Tenant shall also furnish to Landlord any and all supporting data in its possession relating to gross receipts and any deductions therefrom as Landlord may reasonably require. Landlord agrees to keep any information obtained therefrom confidential, except as may be required for Landlord's tax returns, or in the event of litigation or arbitration where such matters are material.

      (f) Tenant shall at all times maintain accurate records which shall be available for Landlord's inspection at any reasonable time.

      (g) If Landlord, for any reason, questions or disputes any statement of percentage rental prepared by Tenant, then Landlord, at its own expense, may employ such accountants as Landlord may select to audit and determine the amount of gross receipts for the period or periods covered by such statements. If the report of the accountants employed by Landlord shall show any additional percentage rental payable by Tenant, then Tenant shall pay to Landlord such additional percentage rental plus interest at one (1) point over the prime rate, commencing on the date such percentage rentals should have been paid, within thirty (30) days after such report has been forwarded to Tenant, unless Tenant shall, within said thirty (30) day period, notify Landlord that Tenant questions or disputes the correctness of such report. In the event that Tenant questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. In the event that it is finally determined by the parties that Tenant has understated percentage rent for any Lease year by three percent (3%) or more, Tenant shall pay the cost of the audit. Furthermore, if Tenant's gross receipts cannot be verified due to the insufficiency or inadequacy of Tenant's records, then Tenant shall pay the cost of the audit. The cost of any audit resulting from failure to report percentage rent after written notification of default shall be at the sole cost of Tenant.

SECTION 7. SECURITY DEPOSIT - DELETED BY INTENTION

SECTION 8. RIGHT TO REMODEL

      (a) Tenant may, at Tenant's expense, make repairs and alterations to the interior non-structural portions of the demised premises and remodel the interior of the demised premises, excepting structural and exterior changes, in such manner and to such extent as may from time to time be deemed necessary by Tenant for adapting to the demised premises to the requirements and uses of Tenant and for the installation of its fixtures, appliances and equipment. Any structural or exterior alteration may only be made by Tenant with the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion. All plans for any structural alterations shall be submitted to Landlord for endorsement of its approval prior to commencement of work. Upon Landlord's request, Tenant shall be obligated, if it remodels and/or alters the demised premises, to restore the demised premises upon vacating the same. Tenant will indemnify and save harmless the Landlord from and against all mechanics liens or claims by reason of repairs, alterations or improvements which may be made by Tenant to the demised premises. Inasmuch as any such alterations, additions or other work in or to the demised premises may constitute or create a hazard, inconvenience or annoyance to the public and other tenants in the Shopping Center, Tenant shall, if so directed in writing by Landlord, erect barricades, temporarily close the demised premises, or affected portion thereof, to the public or take whatever measures are necessary to protect the building containing the demised premises, the public and the other tenants of the Shopping Center for the duration of such alterations, additions or other work. If Landlord determines, in its sole judgment, that Tenant has failed to take any of such necessary protective measures, and Tenant fails to cure same within ten (10) days after notice thereof, Landlord may do so and Tenant shall reimburse Landlord for the cost thereof within ten (10) days after Landlord bills Tenant therefor.

      (b) All such work, including Tenant's Work pursuant to Exhibit "C" shall be performed lien free by Tenant. In the event a mechanic's lien is filed against the premises or the Shopping Center, Tenant shall discharge or bond off same within ten (10) days from the filing thereof. If Tenant fails to discharge said lien, Landlord may bond off or pay same without inquiring into the validity or merits of such lien, and all sums so advanced shall be paid on demand by Tenant as additional rent.

SECTION 9. UTILITIES

      (a) The Tenant agrees to be responsible and pay for all public utility services rendered or furnished to the demised premises during the term hereof, including, but not limited to, heat, water, gas, electric, steam, telephone service and sewer services, together with all taxes, levies or other charges on such utility services when the same become due and payable. Landlord will use its best efforts to separately meter utilities. Landlord shall provide, or cause to be provided, all such utility services to the premises during the term of this Lease. Tenant shall be responsible for all utility services and costs inside the premises. Should any utility service not be separately metered, then Tenant shall be responsible for its pro-rata share thereof as determined from time to time and billed by Landlord. Landlord shall not be liable for the quality or quantity of or interference involving such utilities unless due directly to Landlord's negligence.

      (b) During the term hereof, whether the demised premises are occupied or unoccupied, Tenant agrees to maintain heat sufficient to heat the demised premises so as to avert any damage to the demised premises on account of cold weather.

SECTION 10. GLASS

      The Tenant shall maintain the glass part of the demised premises, promptly replacing any breakage and fully saving the Landlord harmless from any loss, cost or damage resulting from such breakage or the replacement thereof.

SECTION 11. PERSONAL PROPERTY

      The Tenant further agrees that all personal property of every kind or description that may at any time be in or on the demised premises shall be at the Tenant's sole risk, or at the risk of those claiming under the Tenant, and that the Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of the Tenant caused in any manner whatsoever.

SECTION 12. RIGHT TO MORTGAGE

      (a) Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord's interest in the demised premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Tenant's rights under this Lease, so long as Tenant performs the obligations imposed upon it hereunder and is not in default hereunder, and Tenant attorns to the holder of such deed of trust or mortgage, its assignee or the purchaser at any foreclosure sale. Any such subordination shall be contingent upon Tenant receiving a commercially reasonable non-disturbance agreement. The parties agree that the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit "D" is a commercially reasonable agreement. Tenant shall execute any instrument presented to Tenant for the purpose of effecting such subordination. If Tenant, within ten
(10) days after submission of such instrument, fails to execute same, Landlord is hereby authorized to execute same as attorney-in- fact for Tenant. It is a condition, however, to the subordination and lien provisions herein provided, that Landlord shall procure from any such mortgagee an agreement in writing, which shall be delivered to Tenant or contained in the aforesaid subordination agreement, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease and is not in default under the terms hereof, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage.

      (b) Wherever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant will likewise give such notice to any mortgagee of Landlord's interest in the demised premises upon notice of such mortgagee's name and address from Landlord. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

SECTION 13. SUBLEASE OR ASSIGNMENT

      (a) Tenant may assign Tenant's interest in this Lease or sublet all or any portion of the demised premises for a retail use without the Landlord's prior written consent, so long as Tenant remains fully and primarily liable hereunder. Tenant's right to assign or sublet shall be subject to any then existing exclusives or primary use exclusives for tenants leasing more than 20,000 square feet of space.

      Tenant may, without the consent of Landlord, (i) grant licenses and/or concessions within the demised premises or (ii) assign or sublet all or any portion of the demised premises to (a) any parent, affiliate or subsidiary corporation of Tenant; (b) a transferee or successor by merger, consolidation or acquisition of Tenant or its parent or subsidiary; or (c) a transferee with a good business reputation who is acquiring all or substantially all of the stores of the Tenant in the Nashville, Tennessee metropolitan area or the assets of the Tenant, its parent or subsidiary. Any such assignee or sublessee shall be bound by the terms of this Lease. Tenant shall deliver to Landlord in the ordinary course of its business an instrument whereby the assignee or entity succeeding to Tenant's interest hereunder agrees to be bound by the terms of this Lease.

      (b) If Tenant desires to assign its interest under this Lease or to sublet all or any portion of the demised premises to a non-affiliated third party, Tenant shall deliver to Landlord written notice (an "Assignment Notice") that Tenant intends to solicit offers for such an assignment or subletting. Within sixty (60) days after Landlord's receipt of an Assignment Notice, Landlord may terminate this Lease (or in the case of a subletting of less than all of the demised premises [a "Partial Sublet"], Landlord may terminate this Lease as to the portion of the demised premises proposed to be sublet), by written notice to Tenant (a "Takeback Notice"). During such sixty (60) day period (the "Landlord's Recapture Period"), Tenant shall not assign this Lease to any prospective assignee or sublet the demised premises to any prospective sublessee. If Landlord exercises its option to terminate this Lease pursuant to this Section, then this Lease shall end and expire on the date which is sixty (60) days after Tenant's receipt of the Takeback Notice as fully and completely as if such early termination date were the original expiration date of the term of this Lease (except as to a termination regarding a proposed Partial Sublet in which event this Lease shall terminate only as to such portion of the demised premises), and all Rent shall be apportioned as of such early termination date. If Tenant shall not have received a Takeback Notice within the Landlord's Recapture Period, then Landlord shall be deemed to have waived its recapture right pursuant to this
Section 13, and Tenant shall be entitled, without any further right of Landlord to recapture the demised premises or any portion thereof, to assign this Lease or sublet all or any permitted portion of the demised premises during the one
(1) year period (the "Tenant's Transfer Period") following the expiration of Landlord's Recapture Period. Notwithstanding the foregoing, in the event that Tenant does not assign its interest in this Lease or sublet all or any permitted portion of the demised premises during the Tenant's Transfer Period, Tenant shall, prior to any assigning or subletting, once again be required to send Landlord an Assignment Notice, and fully comply with the terms of this Section 13 so that Landlord has the right to recapture the demised premises in accordance with the provisions of this paragraph. Additionally, Landlord's right to recapture shall be immediately reinstated if Tenant fails to continuously operate during such one (1) year period.

      (c) Landlord may assign Landlord's interest in this Lease without the consent of Tenant (a) to any entity to which Landlord transfers its fee interest in the demised premises provided such entity (i) agrees in writing to be bound by all the terms of this Lease and (ii) such assignment is pursuant to a bona fide arm's length transaction not designed to reduce Landlord's liability or to otherwise exempt Landlord from any provision of this Lease or (b) subject to
Section 12, as security for any indebtedness undertaken by Landlord.

SECTION 14. COMMON AREAS

      Common areas means all areas and facilities in the Shopping Center provided and so designated by Landlord and made available by Landlord in the exercise of good business judgement for the common use and benefit of tenants of the Shopping Center and their customers, employees and invitees. Common areas shall include (to the extent the same are constructed), but not be limited to, the parking areas, sidewalks, landscaped areas, corridors, stairways, boundary walls and fences, incinerators, truckways, service roads, and service areas not reserved for the exclusive use of Tenant or other tenants.

SECTION 15. OPERATION OF COMMON AREAS

      (a) Landlord shall, throughout the term hereof, operate and maintain the common areas including the parking areas for the use and benefit of the tenants of the Shopping Center and their customers and invitees. Landlord shall at all times have exclusive control of the common areas and may at any time and from time to time: (i) promulgate, modify and amend reasonable rules and regulations for the use of the common areas, which rules and regulations shall be binding upon the Tenant upon delivery of a copy thereof to the Tenant; (ii) temporarily close any part of the common areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (iii) exclude and restrain anyone from the use or occupancy of the common areas or any part thereof except bona fide customers and suppliers of the tenants of the Shopping Center who use said areas in accordance with the rules and regulations established by Landlord; (iv) engage others to operate and maintain all or any part of the common areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (v) make such changes in the common areas as in its opinion are in the best interest of the Shopping Center, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of traffic and establishing prohibited areas; provided, however, that no such change shall materially adversely effect access to, visibility of or parking for the demised premises.

      (b) Tenant shall keep all common areas free of obstructions created or permitted by Tenant. Tenant shall permit the use of the common areas only for normal parking and ingress and egress by its customers and suppliers to and from the demised premises. If in Landlord's opinion unauthorized persons are using any of the common areas by reason of Tenant's occupancy of the demised premises. Landlord shall have the right at any time to remove any such unauthorized persons from said areas or to restrain unauthorized persons from said areas. Landlord, Tenant, and others constructing improvements or making repairs or alterations in the Shopping Center shall have the right to make reasonable use of portions of the common areas.

SECTION 16. COMMON AREA MAINTENANCE, TENANT'S SHARE

      (a) Tenant shall initially pay to Landlord as additional rental, simultaneously with the payment of minimum rental called for under Section 5(a), the estimated monthly amount of Tenant's Proportionate Share of the "Maintenance Costs" (as defined in Section 16(c) below) for the operation and maintenance of the common areas as set forth in Section 5(e) One Dollar ($1.00) per square foot, payable in equal monthly installments of Two Thousand Six Hundred Thirty Five and 33/100 Dollars ($2,635.33) as the estimated monthly amount of Tenant's Proportionate Share of the "Maintenance Costs" (as defined in Section 16(c) below) for the operation and maintenance of the common areas.

      (b) The Maintenance Costs for the common areas shall be computed on an accrual basis, under generally accepted accounting principles, and shall include all costs of operating, maintaining, repairing and replacing the common areas, including by way of example but not limitation: (i) cost of labor (including worker's compensation insurance, employee benefits and payroll taxes); (ii) materials, and supplies used or consumed in the maintenance or operation of the common area; (iii) the cost of operating and repairing of the lighting; (iv) cleaning, painting, removing of rubbish or debris, snow and ice, private security services, and inspecting the common areas; (v) the cost of repairing and/or replacing paving, curbs, walkways, markings, directional or other signs; landscaping, and drainage and lighting facilities; (vi) rental paid for maintenance of machinery and equipment; (vii) cost of commercial general liability insurance and property insurance for property in the common areas which are not part of the building and/or demised premises; and (viii) a reasonable allowance to Landlord for Landlord's supervision, which allowance shall not in an accounting year exceed fifteen percent (15%) of the total of all Maintenance Costs for such accounting year (all of the foregoing are collectively referred to herein as "Maintenance Costs").

      (c) Landlord shall maintain accurate and detailed records of all Maintenance Costs for the common areas in accordance with generally accepted accounting principles. For purposes of this Lease, "Tenant's Proportionate Share" shall be the product of the applicable cost or expense multiplied by a fraction, the numerator of which shall be the gross leasable area (expressed in square feet) of the demised premises and the denominator of which shall be the gross leasable area (expressed in square feet) of all leasable space in the Shopping Center.

      (d) The actual amount of Tenant's Proportionate Share of all Maintenance Costs shall be computed by Landlord within one hundred twenty (120) days after the end of each accounting year (which Landlord may change from time to time). At this time Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Maintenance Costs incurred during such accounting year and Tenant's Proportionate Share thereof (prorated for any partial Lease year, with appropriate adjustments to reflect any change in the floor area of the premises or the gross leasable area of a building occurring during such accounting year). Any excess payments from Tenant shall be applied to the next installments of the Maintenance Costs hereunder, or refunded by Landlord. Any underpayments by Tenant shall be paid to Landlord within thirty (30) days after receipt of such reconciliation statement. Tenant's estimated monthly Maintenance Cost hereunder may be adjusted by written notice from Landlord. Notwithstanding anything contained in this Section 16 to the contrary, Landlord and Tenant agree that the actual amount of Tenant's Proportionate Share of Maintenance Costs shall not increase by more than five percent (5%) in any lease year over the previous lease year, and that Tenant's Proportionate Share of Maintenance Costs for the first lease year shall not exceed One and 25/100 Dollars ($1.25) per square foot.

      (e) If Tenant, for any reason in the exercise of good business judgment, questions or disputes any statement of Maintenance Costs prepared by Landlord, then Tenant, at its own expense, may employ such accountants as Tenant may select to review Landlord's books and records solely with respect to Maintenance Costs during the prior two Lease years and to determine the amount of Maintenance Costs for the period or periods covered by such statements. If the report of the accountants employed by Tenant shall show any overcharge paid by Tenant, then Tenant shall receive a credit from Landlord for such difference. Any underpayment shall be paid by Tenant. In the event that Landlord questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. In the event that it is finally determined by the parties that Landlord has overstated Maintenance Costs for any Lease year by three percent (3%) or more, Landlord shall pay the reasonable cost of the audit. Furthermore, if Landlord's Maintenance Costs cannot be verified due to the insufficiency or inadequacy of Landlord's records, then Landlord shall pay the cost of the audit.

SECTION 17. EMINENT DOMAIN

      (a) In the event the entire premises or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation or award therefore, including leasehold, reversion and fee, shall belong to the Landlord and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to such award.

      (b) In the event that only a portion of the demised premises, not exceeding twenty percent (20%) of same, shall be so taken or condemned, and the portion of the demised premises not taken can be repaired within ninety (90) days from the date of which possession is taken for the public use so as to be commercially fit for the operation of Tenant's business, the Landlord at its own expense shall so repair the portion of the demised premises not taken and there shall be an equitable abatement of rent for the remainder of the term and/or extended terms. The entire award paid on account thereof shall be paid to the Landlord. If the portion of the demised premises not taken cannot be repaired within ninety (90) days from the date of which possession is taken so as to be commercially fit for the operation of Tenant's business, then this Lease shall terminate and become null and void from the time possession of the portion taken is required for public use, and from that date on the parties hereto shall be released from all further obligations hereunder except as herein stated and Tenant shall have no claim for any compensation on account of its leasehold interest. No other taking, appropriation or condemnation shall cause this Lease to be terminated. Any such appropriation or condemnation proceedings shall not operate as or be deemed an eviction of Tenant or a breach of Landlord's covenant of quiet enjoyment and Tenant shall have no claim for any compensation on account of its leasehold interest.

      (c) In the event that more than 20% of the demised premises shall at any time be taken by public or quasi-public use or condemned under eminent domain, then at the option of the Landlord or

Tenant upon the giving of thirty (30) days written notice (after such taking or condemnation), this Lease shall terminate and expire as of the date of such taking and any prepaid rental shall be prorated as of the effective date of such termination.

SECTION 18. TENANT'S TAXES

      Tenant further covenants and agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment and stock-in trade placed in or on the demised premises during the term of this Lease.

SECTION 19. RISK OF GOODS

      All personal property, goods, machinery, and merchandise in said demised premises shall be at Tenant's risk if damaged by water, fire, explosion, wind or accident of any kind, and Landlord shall have no responsibility therefor or liability for any of the foregoing and Tenant hereby releases Landlord from such liability.

SECTION 20. USE AND OCCUPANCY

      (a) Tenant agrees to initially open and operate a DSW Shoe Warehouse in the demised premises, fully staffed and stocked and equivalent to other DSW Shoe Warehouse stores operated by Tenant in the State of Ohio. The demised premises during the term of this Lease shall be occupied for the operating and conducting therein of a retail shoe store or any other lawful retail purpose upon obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any use other than a retail shoe store shall be consistent with the then existing character of the Shopping Center, and shall not violate those exclusives set forth on Exhibit "E" attached hereto and made a part hereof, which are the exclusives in effect for the Shopping Center as of the date hereof, for so long as and to the extent said exclusives are still in full force and effect, as well as exclusives hereafter granted for tenants leasing more than 20,000 square feet of space elsewhere within the Shopping Center.

      (b) For so long as Tenant is continuously and regularly operating its business in the demised premises, Landlord will not lease any space within the Shopping Center or permit any space within the Shopping Center to be used by any person, persons, partnership or entity who devotes five percent (5%) or more of its selling area to the sale of footwear, except for American Signature Home, Inc. and its successors and assigns, whose use clause under its lease is listed on Exhibit "F", attached hereto and made a part hereof, for so long as such lease is in full force and effect. Any portion of the Shopping Center which is sold by Landlord during the term shall contain a deed restriction incorporating the foregoing exclusive.

      (c) Tenant shall at all times conduct its operations on the demised premises in a lawful manner and shall, at Tenant's expense, comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the business of Tenant and the use, occupancy or alteration of the demised premises. Tenant shall comply with all requirements of the Americans with Disabilities Act, and shall be solely responsible for all alterations within the demised premises in connection therewith. Tenant covenants and agrees that the demised premises shall not be abandoned or left vacant and that only minor portions of the demised premises shall be used for office or storage space in connection with Tenant's business conducted in the demised premises.

      Without being in default of this Lease, Tenant shall have the right to cease operating (go dark) at any time and for whatever reason after the first
(1st) lease year. Notwithstanding the foregoing, Tenant's right to vacate (go dark), shall not release or excuse the Tenant from any obligations or liabilities, including the payment of minimum rent and additional rent and other charges, under this Lease without the express written consent of Landlord. In the event Tenant fails to (i) open and operate within ninety (90) days after delivery of the demised premises or (ii) operate for one hundred twenty (120) or more consecutive days, Landlord shall have the right, effective upon thirty (30) days prior written notice to Tenant, to terminate the Lease as Landlord's sole remedy, provided that if Tenant recommences operating fully stocked in substantially all of the premises within such thirty (30) days, Landlord's termination shall be null and void. In the event Tenant fails to open and operate as provided above or shall cease operating as provided above, Landlord's sole remedy on account thereof shall be limited to the right to elect to recapture the premises and terminate the Lease, whereupon there shall be no further liability of the parties hereunder. Such termination shall be effective upon written notice to Tenant any time prior to Tenant reopening for business in the demised premises. Provided, however, in the event Landlord has not so elected to recapture, Tenant shall have right to notify Landlord of Tenant's intention to reopen for business in the demised premises within sixty (60) days, followed by Tenant's actually reopening for business fully stocked in substantially all of the demised premises within such sixty (60) day period, which notice and actual reopening shall toll Landlord's right to recapture.

      (d) Landlord and Tenant agree that no space in the Shopping Center, including the demised premises, shall be used for any immoral uses or undesirable uses. For purposes hereof, undesirable uses are hereby defined as a bowling alley, deep discount retailer, theater showing either film, television or the like or live entertainment, health club, bar, games/amusement room, indoor playground, adult bookstore or flea market.

      (e) Tenant agrees that the demised premises may not be used for the operation of a bingo parlor, bar, tavern, restaurant, cocktail lounge, adult book or adult video store (defined for the purposes hereof as a store devoting ten percent (10%) or more of its floor space to offering books and/or video materials for sale or for rent which are directed to or restricted to adult customers due to sexually explicit subject matter or for any other reason making it inappropriate for general use), adult theater or "striptease" establishment, automotive maintenance or automotive repair facility, warehouse, car wash, pawn shop, check cashing service, establishment selling second hand goods, flea market, entertainment or recreational facility (as defined below), training or educational facility (as defined below); the renting, leasing, selling or displaying of any boat, motor vehicle or trailer; industrial or manufacturing purposes; a carnival, circus or amusement park; a gas station, facility for the sale of paraphernalia for use with illicit drugs, funeral home, blood bank or mortuary, gambling establishment, banquet hall, auditorium or other place of public assembly, second-hand or surplus store, gun range; the sale of fireworks; a veterinary hospital or animal raising facility; the storage of goods not intended to be sold from the Center; a video rental store, karate center, central laundry or dry cleaning plant, supermarket or any facility which is illegal or dangerous, constitutes a nuisance, emits offensive odors, fumes, dust or vapors or loud noise or sounds or is inconsistent with community oriented shopping centers. For the purposes of this Section 20(e), the phrase "entertainment or recreational facility" shall include, without limitation, a movie or live theater or cinema, bowling alley, skating rink, gym, health spa or studio, dance hall or night club, billiard or pool hall, massage parlor, health club, game parlor or video arcade (which shall be defined as any store containing more than five (5) electronic games) or any other facility operated solely for entertainment purposes (such as a "laser tag" or "virtual reality" theme operation). For the purposes of this Section 20(e), the phrase "training or educational facility" shall include, without limitation, a beauty school, nail salon, barber college, reading room, place of instruction or any other operation catering primarily to students or trainees as opposed to customers.

SECTION 21. NUISANCES

      Tenant shall not perform any acts or carry on any practice which may injure the demised premises or be a nuisance or menace to other tenants in the Shopping Center.

SECTION 22. WASTE AND REFUSE REMOVAL

      Tenant covenants that it will use, maintain and occupy said demised premises in a careful, safe, lawful and proper manner and will not commit waste therein. Landlord or its agent shall have access at all reasonable times to the demised premises for purposes of inspecting and examining the condition and maintenance of the demised premises. Tenant agrees to remove all refuse from the demised premises in a timely, clean and sanitary manner. Tenant shall provide a refuse collection container at the rear of the demised premises to accommodate Tenant's refuse and Tenant shall routinely clean up around trash containers. Tenant shall contract with a licensed and insured refuse collection contractor to timely remove refuse therefrom and the location of the container shall be approved by Landlord.

SECTION 23. DESTRUCTION OF PREMISES

      (a) Landlord shall at all times during the term of this Lease carry property insurance on the building containing the demised premises, including the structural components (foundations, floors, walls, windows, structural supports, roof, heating ventilating and air conditioning systems (hereinafter, "HVAC"), electrical systems, and plumbing) thereof. Landlord shall be under no obligation to maintain insurance on any improvements installed by or for the benefit of Tenant's use of the premises or otherwise owned by Tenant. Landlord may elect to self-insure its obligations hereunder and/or use whatever deductibles as Landlord deems appropriate, in its sole discretion.

      (b) If the demised premises shall be damaged, destroyed, or rendered untenantable, in whole or in part, by or as the result or consequence of fire or other casualty during the term hereof, Landlord shall repair and restore the same to a good tenantable condition with reasonable dispatch. During such period of repair, the rent herein provided for in this Lease shall abate (i) entirely in case all of the demised premises are untenantable; and (ii) proportionately if only a portion of the demised premises is untenantable and Tenant is able to economically conduct its business from the undamaged portion of the demised premises. The abatement shall be based upon a fraction, the numerator of which shall be the square footage of the damaged and unusable area of the demised premises and the denominator shall be the total square footage of the demised premises. Said abatement shall cease at such time as the demised premises shall be restored to a tenantable condition.

      (c) In the event the demised premises, because of such damage or destruction, are not repaired and restored to a tenantable condition with reasonable dispatch within one hundred fifty (150) days from the date of receipt of insurance proceeds for such damage or destruction, Tenant or Landlord may, at their option, terminate this Lease within sixty (60) days following such one hundred fifty (150) day period but prior to the repair and restoration of same by giving prior written notice to the other party and thereupon Landlord and Tenant shall be released from all future liability and obligations under this Lease.

      (d) If one-third (1/3) or more of the ground floor area of the demised premises are damaged or destroyed during the last two (2) years of the original or any extended term of this Lease, Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty (60) days following such damage or destruction, unless Tenant shall, within thirty (30) days following receipt of such notice, offer to extend the term of this Lease for an additional period of five (5) years from the date such damage or destruction is repaired and restored. If Tenant makes said offer to extend, Landlord and Tenant shall determine the terms and conditions of said extension within thirty (30) days thereafter or Tenant's offer shall not be deemed to prevent Landlord from canceling this Lease. If such terms and conditions have been mutually agreed to by the parties, then Landlord shall accept Tenant's offer and shall repair and restore the demised premises with reasonable dispatch thereafter.

      (e) If Landlord is required or elects to repair and restore the demised premises as herein provided, Tenant shall repair or replace its stock in trade, trade fixtures, furniture, furnishings and equipment and other improvements including floor coverings, and if Tenant has closed, Tenant shall promptly reopen for business. Anything contained in this Section 23 to the contrary notwithstanding, Landlord's restoration and repair obligations under Section 23 shall in no event include restoration or repair of Tenant's Work or improvements.

SECTION 24. LANDLORD REPAIRS

      (a) Landlord shall keep in good order, condition, and repair the following: (i) structural portions of the demised premises; (ii) downspouts;
(iii) gutters; (iv) the roof of the Building of which the demised premises forms a part; and (v) the plumbing and sewage system serving the demised premises but located outside of the demised premises, except (as to all items) for damage caused by any negligent act or omission of Tenant or its customers, employees, agents, invitees, licensees or contractors, which shall be repaired or replaced as necessary, at the sole cost and expense of Tenant. "Structural portions" shall mean only the following: (vi) foundations; (vii) exterior walls except for interior faces); (viii) concrete slabs; (ix) the beams and columns bearing the main load of the roof; and (x) the floors (but not floor coverings).

      (b) Notwithstanding the provisions of Section 24(a) above, Landlord shall not be obligated to repair the following: (i) the exterior or interior of any doors, windows, plate glass, or showcases surrounding the demised premises or the store front; (ii) HVAC unit(s), equipment and systems (including all components thereof) in the demised premises; (iii) damage to Tenant's improvements or personal property caused by any casualty, burglary, break-in, vandalism, acts of terrorism, war or act of God; and (iv) damages caused to structure or building as a result of burglary or break-in. Landlord shall, in any event, have ten (10) days after notice from Tenant stating the need for repairs to complete same, or commence and proceed with due diligence to complete same. Nevertheless, Landlord shall be obligated to replace all HVAC components as and when necessary so long as Tenant has fulfilled its obligations under Section 25(a) (ii) below. Tenant expressly hereby waives the provisions of any law permitting repairs by a tenant at Landlord's expense.

      (c) The provisions of this Section 24 shall not apply in the case of damage or destruction by fire or other casualty or a taking under the power of eminent domain in which events the obligations of Landlord shall be controlled by Section 23 and Section 17 respectively.

      (d) Landlord shall assign to Tenant all warranties covering all matter required by the terms hereof to be repaired and maintained by Landlord.

SECTION 25. TENANT'S REPAIRS

      (a) Tenant shall keep and maintain, at Tenant's expense, all and every other part of the demised premises in good order, condition and repair, including, by way of example but not limitation: (i) all leasehold improvements;
(ii) all HVAC unit(s), equipment and systems (including all components thereof) serving the demised premises; (iii) interior plumbing and sewage facilities;
(iv) all interior lighting; (v) electric signs; (vi) all interior walls; (vii) floor coverings; (viii) ceilings; (ix) appliances and equipment; (x) all doors, exterior entrances, windows and window moldings; (xi) plate glass; (xii) signs and showcases surrounding and within the demised premises; (xiii) the store front; (xiv) sprinkler systems including supervisory alarm service in accordance with National Fire Protection Association standards and current local and state fire protection standards to ensure property operation, and as required by
Section 27(b) below.

      (b) Sprinkler systems, if any, located in Tenant's area shall be maintained in accordance with National Fire Protection Association standards to ensure proper operation. Sprinkler control valves (interior and exterior) located in Tenant's area shall be monitored by supervisory alarm service. In the event local or state codes do not require alarm systems, Tenant shall provide alarm service on all sprinkler systems to detect water flow and tampering with exterior and interior main control valves of the sprinkler system servicing Tenant's premises. Moreover, it shall be Tenant's responsibility to contact the

Commercial Property Manager at 1798 Frebis Avenue, Columbus, Ohio 43206-0410,
(614) 445-8461, in the event the sprinkler system in the demised premises is ever shut off for any reason, and advise same of any damage occasioned or caused by the actions of Tenant, its agents, invitees, or employees, and/or as a result of Tenant's repair obligations hereunder. In the event fifty percent (50%) or more of the total number of sprinkler heads require replacement at any one time as part of ordinary maintenance, such cost shall be fifty percent (50%) borne by Landlord and fifty percent (50%) borne by Tenant. Tenant shall replace all sprinkler heads due to painting or environmental exposure from Tenant's operations. All other cost of maintaining the sprinkler system in Tenant's area shall be paid by Tenant.

      (c) If Landlord deems any repair which Tenant is required to make hereunder to be necessary, Landlord may demand that Tenant make such repair immediately. If Tenant refuses or neglects to make such repair and to complete the same with reasonable dispatch, Landlord may make such repair and Tenant shall, on demand, immediately pay to Landlord the cost of said repair, together with annual interest at the Interest Rate. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason of such work or its results.

      (d) Neither Tenant nor any of its contractors are permitted access to or permitted to perform alterations of any kind to the roof of the building.

      (e) Tenant shall pay promptly when due the entire cost of work in the demised premises undertaken by Tenant under this Lease (including, but not limited to, Tenant's Work and/or alterations permitted under Section 8 of this Lease) so that the demised premises and the Shopping Center shall at all times be free of liens for labor and materials arising from such work; to procure all necessary permits before undertaking any such work; to do all of such work in a good and workmanlike manner, employing materials of good quality; to perform such work only with contractors previously reasonably approved of in writing by Landlord; to comply with all governmental requirements; and save Landlord and its agents, officers, employees, contractors and invitees harmless and indemnified from all liability, injury, loss, cost, damage and/or expense (including reasonable attorneys' fees and expenses) in respect of any injury to, or death of, any person, and/or damage to, or loss or destruction of, any property occasioned by or growing out of any such work.

SECTION 26. COVENANT OF TITLE AND PEACEFUL POSSESSION

      Subject to the provisions of Section 12 hereof, Landlord shall, on or before the date on which Tenant is permitted to install its merchandise and fixtures in the demised premises, have good and marketable title to the demised premises in fee simple and the right to make this Lease for the term aforesaid. At such time, Landlord shall put Tenant into complete and exclusive possession of the demised premises, and if Tenant shall pay the rental and perform all the covenants and provisions of this Lease to be performed by the Tenant, Tenant shall, during the term hereby demised, freely, peaceably, and quietly enjoy and occupy the full possession of the demised premises and the common facilities of the Shopping Center, subject, however, to the terms and conditions of this Lease.

SECTION 27. TENANT'S AND LANDLORD'S INSURANCE; INDEMNITY

      (a) Tenant's Property Insurance. Tenant agrees to procure and maintain during the demised term a property insurance policy written on the causes of loss-special form (also referred to as the special extended coverage form), or the most broad property insurance form then available, insuring against loss of, or damage to, Tenant's property, in, on or about the demised premises. Such property insurance shall include coverage (whether by additional policies, endorsements or otherwise): (i) against earthquake and flood; (ii) for plate glass; (iii) in an amount equal to the full insurable replacement cost, without deduction for depreciation; (iv) with an agreed valuation provision in lieu of, or in an amount sufficient to satisfy, any co-insurance clause; (v) against inflation (also known as inflation guard); (vi) for any costs due to ordinances or laws; and (vii) as Landlord may from time to time reasonably require Tenant to procure and maintain. Landlord shall not be liable for any damage to Tenant's property in, on or about the demised premises caused by fire or other insurable hazards regardless of the nature or cause of such fire or other casualty, and regardless of whether any negligence of Landlord or Landlord's employees or agents contributed thereto. Tenant expressly releases Landlord of and from all liability for any such damage and Tenant agrees that its property insurance policies required hereunder shall include a waiver of subrogation recognizing this release from liability.

      (b) Boiler and Machinery Insurance. Tenant agrees to maintain a comprehensive boiler and machinery policy on a full repair and replacement cost basis, and further in accordance with the requirements of Section 27(a)(iii)-(vi) above, with an admitted, reputable insurance carrier covering property damage as a result of a loss from boiler(s), pressure vessel(s), HVAC equipment, or other electrical or mechanical apparatus within or servicing the demised premises, furniture, fixtures, equipment and inventory together with property of others in the care, custody and control of Tenant. The deductible for property damage under such policy shall not exceed Five Thousand Dollars ($5,000.00) per occurrence.

      (c) Additional Tenant Insurance. Tenant's insurance required under Section (27(a) and (b) above shall also include business income coverage against any interruption (including utility interruption) in Tenant's business (whether direct, indirect, contingent or interdependent), including, but not limited to, coverage for Tenant's leasehold interests and obligations to continue paying all rental amounts hereunder, lost revenues and income, and extra expense. Such coverage should be for a period of at least twelve (12) months, with an extended period of indemnity of at least thirty (30) days. The deductible for such coverage may not exceed twenty-four (24) hours.

      (d) Tenant's Commercial General Liability Insurance. Tenant agrees to procure and maintain during the demised term commercial general liability insurance by a responsible insurance company or companies, with policy limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 annual aggregate, and $500,000.00 limits for fire and legal liability, insuring against liability for losses, claims, demands or actions for bodily injury (including death) and property damage arising from Tenant's conduct and operation of its business in and Tenant's use, maintenance and occupancy of, the demised premises and any areas adjacent thereto, or the acts or omissions of Tenant's employees and agents. Such commercial general liability policy may be written on a blanket basis to include the demised premises in conjunction with other premises owned or operated by Tenant but shall be written such that the required policy limits herein specifically apply on a per location basis to the demised premises. Tenant's commercial general liability insurance policy shall further provide:
(i) coverage for defense costs (in excess of policy limits); (ii) contractual liability coverage; (iii) cross-liability coverage; and, (iv) that Landlord, its shareholders, officers, directors, employees, and agents, are named as additional insureds such that (Y) Tenant's policy shall be the primary source of insurance for such additional insured and (Z) any liability policy carried by such additional insureds shall be in excess of, and will not contribute with or to, Tenant's commercial general liability insurance required to be maintained hereunder. At the time this Lease is executed and thirty (30) days prior to the expiration of such insurance policy, Tenant shall furnish to Landlord certificates of insurance evidencing the continuous existence during the term of this Lease of Tenant's commercial general liability insurance coverage, which certificates shall include attachment of additional insured endorsement, name any and all non-standard exclusions or limitations, and provide not less than thirty (30) days notice of cancellation or termination to Landlord (and any other additional insured, if applicable). All insurance companies must be licensed to do business in the state where the premises are located. Tenant shall further procure and maintain other liability insurance (including, but not limited to, liquor and pollution insurance) as Landlord may from time to time reasonably require.

      (e) Worker's Compensation. Tenant agrees to provide and keep in force at all times worker's compensation insurance complying with the law of the state in which the premises are located. Tenant agrees to defend, indemnify and hold harmless Landlord from all actions or claims of Tenant's employees or employee's family members. Tenant agrees to provide a certificate as evidence of proof of worker's compensation coverage.

      If Tenant hires contractors to do any improvements on the demised premises, each contractor must provide proof of worker's compensation coverage on its employees and agents to Landlord.

      (f) Contingent Liability and Builder's Risk Insurance. With respect to any alterations or improvements by Tenant, Tenant shall maintain contingent liability and builder's risk coverage naming Landlord as an additional insured, in compliance with the additional insured requirements set forth in Section 27(d).

      (g) Landlord's Property Insurance. Commencing as of the Commencement Date, and thereafter throughout the term of this Lease, Landlord shall, at Landlord's sole cost and expense, provide and maintain or cause to be provided and maintained a property insurance policy insuring all buildings (and building additions) and other improvements in the Center, Tenant's store building, and Tenant Improvements (but excluding those items insured by Tenant as required under this Section 27) for all the hazards and perils normally covered by the Causes of Loss-Special Form. Said property insurance policy shall include endorsements for coverage against: (i) earthquake and flood (including, but not limited to, mud slide, flood hazard or fault area(s), as designated on any map prepared or issued for such purpose by any governmental authority); and (ii) increased costs of construction and demolition due to law and ordinance. The foregoing property coverage shall be provided in amounts sufficient to provide one hundred percent (100%) of the full replacement cost of all buildings (and building additions) and other improvements in the Center, Tenant's store building, and Tenant Improvements (but excluding those items insured by Tenant as required under this Section 27). If for any reason the Causes of Loss-Special Form is not customarily used in the insurance industry, then the property insurance policy then in effect shall at least provide coverage for the following perils: fire, lightning, windstorm and hail, explosion, smoke, aircraft and vehicles, riot and civil commotion, vandalism and malicious mischief, sprinkler leakage, sinkhole and collapse, volcanic action, earthquake or earth movement, and flood, and increased costs of construction and demolition due to law, ordinance and inflation. Neither Tenant nor any of its affiliates or subtenants shall be liable to Landlord for any loss or damage (including loss of income), regardless of cause, resulting from fire, flood, act of G-d or other casualty.

      (h) Landlord's Commercial General Liability Insurance. Commencing as of the Commencement Date, and thereafter throughout the term of this Lease, Landlord shall, at Landlord's sole cost and expense, provide and maintain or cause to be provided and maintained a commercial general liability policy, naming Landlord as an insured (and naming Tenant as an additional insured, said additional insured's coverage under Landlord's commercial general liability policy to be primary), protecting Landlord, the business operated by Landlord, and any additional insureds (including Tenant) against claims for bodily injury (including death) and property damage occurring upon, in or about the Center (other than the demised premises and those areas insured by other tenants at the Center), including Common Areas. Such insurance shall afford protection to the limits of not less than One Million Dollars ($1,000,000.00) per occurrence, Two Million Dollars ($2,000,000.00) annual aggregate, and Five Hundred Thousand Dollars ($500,000.00) with respect to property damage for fire legal liability. All liability policies shall be written on an occurrence form unless such form is no longer customarily used in the insurance industry. Landlord may use commercially reasonable deductibles Landlord customarily carries in the conduct of its business; however, the amount of such deductibles which may be charged to Tenant pursuant to Section 12.09 below may not exceed $0.20 per square foot of gross leasable area of the demised premises in any lease year.

      (i) Landlord's Umbrella. Commencing as of the Commencement Date, and thereafter throughout the term of this Lease, Landlord shall, at Landlord's sole cost and expense, provide and maintain or cause to be provided and maintained an umbrella liability insurance policy with a Ten Million Dollar ($10,000,000.00) minimum annual aggregate, which umbrella policy (or policies) shall list Landlord's commercial general liability policy required under this Section 27 and any other liability policy or policies carried by, or for the benefit of, Landlord as underlying policies. Said umbrella liability policy shall also name Tenant as an additional insured (said additional insured's coverage under Landlord's umbrella liability policy to be primary). All liability policies shall be written on an occurrence form unless such form is no longer customarily used in the insurance industry.

      (j) Tenant Indemnity. Tenant shall indemnify Landlord, Landlord's agents, employees, officers or directors, against all damages, claims and liabilities arising from any alleged products liability or from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the demised premises, unless such claim arises from a breach or default in the performance by Landlord of any covenant or agreement on its part to be performed under this Lease or, to the extent not required to be insured hereunder, the negligence of Landlord. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

      (k) Landlord Indemnity. Landlord shall indemnify Tenant, Tenant's officers, directors, employees and agents against all damages, claims and liabilities arising from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the common areas of the Shopping Center, unless such claim arises from a breach or default in the performance by Tenant of any covenant or agreement on Tenant's part to perform under this Lease or, to the extent not required to be insured hereunder, the negligence of Tenant. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

SECTION 28. REAL ESTATE TAXES

      (a) Tenant shall pay Tenant's Proportionate Share (as defined in Section 16(c) above) of any "real estate taxes" (defined in Section 28(b) below) imposed upon the Shopping Center that become due and payable during each lease year included within the period commencing with the commencement date and ending with the expiration of the term of this Lease. Tenant shall initially pay to landlord as additional rental, simultaneously with the payment of minimum rental called for under Section 5(a), the estimated monthly amount of Tenant's Proportionate Share of real estate taxes as set forth in Section 5(e) of Ninety Cents ($.90) per square foot, payable in equal monthly installments of Two Thousand Three Hundred Seventy One and 80/100 Dollars ($2,371.80) as the estimated amount of Tenant's Proportionate Share of real estate taxes. Within one hundred twenty
(120) days after the end of each accounting year (which Landlord may change from time to time), Landlord shall provide Tenant with an annual reconciliation of real estate taxes and a statement of the actual amount of Tenant's Proportionate Share thereof. Any excess payments from Tenant shall be applied to the next installments of real estate taxes hereunder, or refunded by Landlord. Any underpayments by Tenant shall be paid to Landlord within thirty (30) days after receipt of such reconciliation statement. Tenant's estimated monthly installment of real estate taxes payable hereunder may be adjusted by written notice from Landlord.

      (b) For the purpose of this Lease, the term "real estate taxes" shall include any special and general assessments, water and sewer rents and other governmental impositions imposed upon or against the Shopping Center of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen and each and every installment thereof, which shall or may during the lease term be levied, assessed or imposed upon or against such Shopping Center and of all expenses, including reasonable attorneys' fees, administrative hearing and court costs incurred in contesting or negotiating the amount, assessment or rate of any such real estate taxes, minus any refund received by Landlord.

      (c) Notwithstanding any provision of this Lease to the contrary, Tenant shall not be obligated to pay for any assessment for special improvements heretofore installed or in the process of installation in connection with the initial development of the Shopping Center, and Landlord hereby agrees to pay for the same.

      (d) The real estate taxes for any lease year shall be the real estate taxes that become due and payable during such lease year. If any lease year shall be greater than or less than twelve (12) months, or if the real estate tax year shall be changed, an appropriate adjustment shall be made. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for said period attributable to each taxing authority. If, upon the assessment day for real estate taxes for any tax year fully or partly included within the term of this Lease, a portion of such assessment shall be attributable to buildings in the process of construction, a fair and reasonable adjustment shall be made to carry out the intent of this
Section 28.

      (e) Upon request, Landlord shall submit to Tenant true copies of the real estate tax bill for each tax year or portion of a tax year included within the term of this Lease and shall bill Tenant for the amount to be paid by Tenant hereunder. Said bill shall be accompanied by a computation of the amount payable by Tenant and such amount shall be paid by Tenant within thirty (30) days after receipt of said bill.

      (f) Should the State of Tennessee or any political subdivision thereof or any governmental authority having jurisdiction thereof, impose a tax and/or assessment (other than an income or franchise tax) upon or against the rentals payable hereunder, in lieu of or in addition to assessments levied or assessed against the demised premises, or Shopping Center, then such tax and/or assessment shall be deemed to constitute a tax on real estate for the purpose of this Section 28.

SECTION 29. TENANT'S INSURANCE CONTRIBUTION

      Tenant shall pay as additional rent, Tenant's Proportionate Share (as defined in Section 16(c) above) of the premiums for the insurance maintained by Landlord on all buildings and improvements, as well as liability insurance, for the Shopping Center, including the common areas, as set forth above in Section 16(b), for each lease year during the term of this Lease. The premiums for the first and last lease years shall be prorated. Tenant shall pay Tenant's Proportionate Share of such premiums annually upon demand for such payment by Landlord. Tenant's Proportionate Share thereof shall be paid by Tenant within thirty (30) days after Landlord's demand therefor. Tenant shall initially pay to Landlord as additional rental, simultaneously with the payment of minimum rental called for under Section 5(a), the estimated monthly amount of Tenant's Proportionate Share of such insurance premiums as set forth in Section 5(e), of ten cents ($.10) per square foot, payable in equal monthly installments of Two Hundred Sixty Three and 53/100 Dollars ($263.53) as the estimated amount of Tenant's Proportionate Share of such insurance premiums. Within one hundred twenty (120) days after the end of each accounting year (which Landlord may change from time to time), Landlord shall provide Tenant with a reconciliation of the premiums for the insurance maintained by Landlord hereunder and a statement of the actual amount of Tenant's Proportionate Share thereof. Any excess payments from Tenant shall be applied to the next installments of insurance premiums payable by Tenant hereunder, or refunded by Landlord. Any underpayments by Tenant shall be paid to Landlord within thirty (30) days after receipt of such reconciliation statement. Tenant's monthly installment of insurance premiums payable hereunder may be adjusted by written notice from Landlord.

SECTION 30. FIXTURES

      Provided that Tenant shall repair any damage caused by removal of its property and provided that the Tenant is not in default under this Lease, Tenant shall have the right to remove from the demised premises all of its signs, shelving, electrical, and other fixtures and equipment, window reflectors and backgrounds and any and all other trade fixtures which it has installed in and upon the demised premises.

SECTION 31. SURRENDER

      The Tenant covenants and agrees to deliver up and surrender to the Landlord the physical possession of the demised premises upon the expiration of this Lease or its termination as herein provided in as good condition and repair as the same shall be at the commencement of the initial term, loss by fire and/or ordinary wear and tear excepted, and to deliver all of the keys to Landlord or Landlord's agents.

SECTION 32. HOLDING OVER

      There shall be no privilege of renewal hereunder (except as specifically set forth in this Lease) and any holding over after the expiration by the Tenant shall be from day to day on the same terms and conditions (with the exception of rental which shall be prorated on a daily basis at twice the daily rental rate of the most recent expired term) at Landlord's option; and no acceptance of rent by or act or statement whatsoever on the part of the Landlord or his duly authorized agent in the absence of a written contract signed by Landlord shall be construed as an extension of the term or as a consent for any further occupancy.

SECTION 33. NOTICE

      Whenever under this Lease provisions are made for notice of any kind to Landlord, it shall be deemed sufficient notice and sufficient service thereof if such notice to Landlord is in writing, addressed to Landlord at 1798 Frebis Avenue, Columbus, Ohio 43206-0410, or at such address as Landlord may notify Tenant in writing, and deposited in the United States mail by certified mail, return receipt requested, with postage prepaid or Federal Express, Express Mail or such other expedited mail service as normally results in overnight delivery, with a copy of same sent in like manner to President, Real Estate, 1800 Moler Road, Columbus, Ohio 43207. Notice to Tenant shall be sent in like manner to 4150 East Fifth Avenue, Columbus, Ohio 43219. All notices shall be effective upon receipt or refusal of receipt. Either party may change the place for service of notice by notice to the other party.

SECTION 34. DEFAULT

      (a) Elements of Default: The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant:

      1. Tenant fails to pay any monthly installment of rent within ten (10) days after the same shall be due and payable, except for the first two (2) times in any consecutive twelve (12) month period, in which event Tenant shall have five (5) days after receipt of written notice of such failure to pay before such failure shall constitute a default;

      2. Tenant fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of twenty (20) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within twenty
(20) days and if Tenant commences such performance or cure within said twenty
(20) day period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within a reasonable time following Landlord's notice, but in no event later than forty-five (45) days after Landlord's notice.

      3. If Tenant refuses to take possession of the demised premises as required pursuant to this Lease or abandons the demised premises for a period of thirty (30) days or substantially ceases to operate its business or to carry on its normal activities in the demised premises as required pursuant to this Lease.

      4. A trustee or receiver is appointed to take possession of substantially all of Tenant's assets in, on or about the demised premises or of Tenant's interest in this Lease (and Tenant or any guarantor of Tenant's obligations under this Lease does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the demised premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

      5. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any Federal or state statute, and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.

      (b) Landlord's Remedies: Upon the occurrence of any event of default, Landlord shall have the following rights and remedies, any one or more of which may be exercised without further notice to or demand upon Tenant:

      1. Landlord may re-enter the demised premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

      2. Landlord may terminate this Lease or Tenant's right to possession under this Lease as of the date of such default, without terminating Tenant's obligation to pay rent due hereunder, in which event (A): neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the demised premises, and Tenant shall immediately thereafter surrender the demised premises to Landlord; (B) Landlord may re-enter the demised premises and dispose Tenant or any other occupants of the demised premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (C) notwithstanding a termination of this Lease, Landlord may re-let all or any part of the demised premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall immediately be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the demised premises, for the period which would otherwise have constituted the balance of the term of this Lease, together with all of Landlord's costs and expenses for preparing the demised premises for re-letting, including all repairs, tenant finish improvements, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, re-entry and re-letting, it being expressly understood and agreed that the liabilities and remedies specified herein shall survive the termination of this Lease. Notwithstanding a termination of this Lease by Landlord, Tenant shall remain liable for payment of all rentals and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided. Landlord shall credit against such liability of the Tenant all amounts received by Landlord from such re-letting after first reimbursing itself for all reasonable costs incurred in curing Tenant's defaults and re-entering, preparing and refinishing the demised premises for re-letting, and re-letting the demised premises.

      3. Upon termination of this Lease pursuant to Section 34(b)2, Landlord may recover possession of the demised premises under and by virtue of the provisions of the laws of the State of Tennessee, or by such other proceedings, including reentry and possession, as may be applicable.

      4. If the Tenant shall not remove all of Tenant's property from said demised premises as provided in this Lease, Landlord, at its option, may remove any or all of said property in any manner that Landlord shall choose and store same without liability for loss thereof, and Tenant will pay the Landlord, on demand, any and all reasonable expenses incurred in such removal and storage of said property for any length of time during which the same shall be in possession of Landlord or in storage, or Landlord may, upon thirty (30) days prior notice to Tenant, sell any or all of said property in such manner and for such price as the Landlord may reasonably deem best and apply the proceeds of such sale upon any amounts due under this Lease from the Tenant to the Landlord, including the reasonable expenses of removal and sale.

      5. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease.

      6. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings, and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining

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

possession of the demised premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or other use.

      7. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws, in the event of eviction or dispossession of Tenant by Landlord under any provision of this Lease. No receipt of monies by Landlord from or for the account of Tenant or from anyone in possession or occupancy of the demised premises after the termination of this Lease or after the giving of any notice shall reinstate, continue or extend the term of this Lease or affect any notice given to the Tenant prior to the receipt of such money, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of said demised premises, the Landlord may receive and collect any rent or other amounts due Landlord and such payment shall not waive or affect said notice, said suit or said judgment.

      (c) Additional Remedies and Waivers: The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law and/or equity and all such rights and remedies shall be cumulative and shall not be deemed inconsistent with each other, and any two or more or all of said rights and remedies may be exercised at the same time or at different times and from time to time without waiver thereof of any right or remedy provided or reserved to Landlord. No action or inaction by Landlord shall constitute a waiver of a default and no waiver of default shall be effective unless it is in writing, signed by the Landlord.

      (d) Default by Landlord. Any failure by Landlord to observe or perform any provision, covenant or condition of this Lease to be observed or performed by Landlord, if such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord, shall constitute a default by Landlord under this Lease, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Landlord shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter rectify and cure such default with due diligence.

      (e) Interest on Past Due Obligations: All monetary amounts required to be paid by Tenant or Landlord hereunder which are not paid on or before the due date thereof shall, from and after such due date, bear interest at the Interest Rate, and shall be due and payable by such party without notice or demand.

      (f) Tenant's Remedies. In the event of default by the Landlord, Tenant shall have the option to cure said default. Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in

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

curing such default within thirty (30) days after invoice thereof by Tenant, together with reasonable evidence supporting such invoiced amount. Tenant shall also have any and all rights available under the laws of the state in which the demised premises are situated; provided, however, that any right of offset available to Tenant shall be subject to the provisions of Section 36 below.

SECTION 35. WAIVER OF SUBROGATION

      Landlord and Tenant, and all parties claiming under each of them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance coverage required to be maintained by the terms of this Lease on the demised premises or in connection with the Shopping Center or activities conducted with the demised premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. All policies of insurance required to be maintained by the parties hereunder shall contain waiver of subrogation provisions so long as the same are available.

SECTION 36. LIABILITY OF LANDLORD; EXCULPATION

      (a) Except with respect to any damages resulting from the gross negligence of Landlord, its agents, or employees, Landlord shall not be liable to Tenant, its agents, employees, or customers for any damages, losses, compensation, accidents, or claims whatsoever. The foregoing notwithstanding, it is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against Landlord personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of Landlord and that all personal liability of Landlord to the extent permitted by law, of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the demised premises and the Shopping Center for the payment thereof.

      (b) If the Tenant obtains a money judgment against Landlord, any of its officers, directors, shareholders, partners, members or their successors or assigns under any provisions of or with respect to this Lease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the building or Landlord's ownership of the Shopping Center, Tenant shall be entitled to have execution upon any such final, unappealable judgment only upon Landlord's fee simple or leasehold estate in the Shopping Center (whichever is applicable) and not out of

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

any other assets of Landlord, or any of its officers, directors, shareholders, members or partners, or their successor or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple or leasehold estate.

      Notwithstanding the above, Tenant shall have the right to offset any final, unappealable judgement against twenty five percent (25%) of all minimum rent and all percentage rental (but no other additional rent components) if not paid to Tenant by Landlord within thirty (30) days thereafter.

      (c) It is expressly agreed that nothing in this Lease shall be construed as creating any personal liability of any kind against the assets of any of the officers, directors, members, partners or shareholders of Tenant, or their successors and assigns.

SECTION 37. RIGHTS CUMULATIVE

      Unless expressly provided to the contrary in this Lease, each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other of such rights, remedies and benefits or of any other rights, remedies and benefits allowed by law.

SECTION 38. MITIGATION OF DAMAGES

      Notwithstanding any of the terms and provisions herein contained to the contrary, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this Lease agreement committed by the other.

SECTION 39. SIGNS

      No signs shall be placed on the demised premises by Tenant except as shall comply with all applicable governmental codes, sign criteria established by Landlord for the Shopping Center, and with the prior written consent of Landlord (not to be unreasonably withheld) after sign drawings have been submitted to Landlord by Tenant. Tenant shall have the right to install its prototypical signage and awnings on the front of the demised premises as described on Exhibit "G-1" attached hereto and made a part hereof. Tenant shall be entitled to pylon, monument or other freestanding signage as shown on Exhibit "G-1", and on any future pylon, monument or other freestanding signage.

SECTION 40. ENTIRE AGREEMENT

      This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified, or discharged orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

SECTION 41. LANDLORD'S LIEN - DELETED BY INTENTION

SECTION 42. BINDING UPON SUCCESSORS

      The covenants, conditions, and agreements made and entered into by the parties hereto shall be binding upon and inure to the benefit of their respective heirs, representatives, successor and assigns.

SECTION 43. HAZARDOUS SUBSTANCES

      (a) During the term of this Lease, Tenant shall not suffer, allow, permit or cause the generation, accumulation, storage, possession, release or threat of release of any hazardous substance or toxic material, as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder, or any other present or future federal, state or local laws, ordinances, rules, and regulations. Tenant shall indemnify and hold Landlord harmless from any and all liabilities, penalties, demands, actions, costs and expenses (including without limitation reasonable attorney fees), remediation and response costs incurred or suffered by Landlord directly or indirectly arising due to the breach of Tenant's obligations set forth in this Section. Such indemnification shall survive expiration or earlier termination of this Lease. At the expiration or sooner termination hereof, Tenant shall return the demised premises to Landlord in substantially the same condition as existed on the date of commencement hereof free of any hazardous substances in, on or from the demised premises.

      (b) Landlord hereby represents and warrants that: (i) it has not used, generated, discharged, released or stored any hazardous substances on, in or under the Shopping Center and has received no notice and has no knowledge of the presence in, on or under the Shopping Center of any such hazardous substances;
(ii) to Landlord's knowledge there have never been any underground storage tanks at the Shopping Center, whether owned by the Landlord or its predecessors in interest; (iii) to Landlord's knowledge there have never been accumulated tires, spent batteries, mining spoil, debris or other solid waste (except for rubbish and containers for normal scheduled disposal in compliance with all applicable laws) in, on or under the Shopping Center; (iv) to Landlord's knowledge it has not spilled, discharged or leaked petroleum products other than de minimis quantities in connection with the operation of motor vehicles on the Shopping Center; (v) to Landlord's knowledge there has been no graining, filling or modification of wetlands (as defined by federal, state or local law, regulation or ordinance) at the Shopping Center; and (vi) to Landlord's knowledge there is no asbestos or asbestos-containing material in the demised premises. The representations and warranties set forth in this subparagraph shall apply to any contiguous or adjacent property owed by the Landlord. Landlord hereby indemnifies Tenant for any

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

and all loss, cost, damage or expense to Tenant resulting from any misrepresentation or breach of the foregoing representations and warranties.

      (c) If any such hazardous substances are discovered at the Shopping Center (unless introduced by the Tenant, its agents or employees) or if any asbestos or asbestos containing material is discovered in the demised premises, and removal, encapsulation or other remediation is required by applicable laws, the Landlord immediately and with all due diligence and at no expense to the Tenant shall take all measures necessary to comply with all applicable laws and to remove such hazardous substances or asbestos from the Shopping Center and/or encapsulate or remediate such hazardous substances or asbestos, which removal and/or encapsulation or remediation shall be in compliance with all environmental laws and regulations, and the Landlord shall repair and restore the Shopping Center at its expense. From the date such encapsulation, remediation and restoration is complete, the rent due hereunder shall be reduced by the same percentage as the percentage of the demised premises which, in the Tenant's reasonable judgement, cannot be safely, economically or practically used for the operation of the Tenant's business. Anything herein to the contrary notwithstanding, if in the Tenant's reasonable judgement, such removal, encapsulation, remediation and restoration cannot be completed within one hundred eighty (180) days or the same is not actually completed by Landlord within such one hundred eighty (180) day period following the date such hazardous substances or asbestos are discovered and such condition materially adversely affects Tenant's ability to conduct normal business operations in the premises, then the Tenant may terminate this Lease by written notice to the Landlord within thirty (30) days after such 180 day period, which notice shall be effective on Landlord's receipt thereof. Landlord shall comply with OSHA 29 CFR 1910.1001 (j) to notify tenants, including Tenant, of asbestos related activities in the demised premises and the Shopping Center including, but not limited to, selection of the certified/licensed asbestos abatement contractor, scope of the abatement work, and final clearance testing procedures and results.

SECTION 44. TRANSFER OF INTEREST

      If Landlord should sell or otherwise transfer its interest in the demised premises, upon an undertaking by the purchaser or transferee to be responsible for all the covenants and undertakings of Landlord accruing subsequent to the date of such sale or transfer, Tenant agrees that Landlord shall thereafter have no liability to Tenant under this Lease or any modifications or amendments thereof, or extensions thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of its interest by Landlord.

SECTION 45. ACCESS TO PREMISES

      Landlord and its representatives shall have free access to the demised premises at all reasonable times for the purpose of: (a) examining the same or to make any alterations or repairs to the demised premises that Landlord may deem necessary for its safety or preservation; (b) exhibiting the demised premises for sale or mortgage financing; (c) during the last three (3) months of the term of this Lease, for the purpose of exhibiting the demised premises and putting up the usual notice "to rent" which notice shall not be removed, obliterated or hidden by Tenant, provided, however, that any such action by Landlord shall cause as little inconvenience as reasonably practicable and such action shall not be deemed an eviction or disturbance of Tenant nor shall Tenant be allowed any abatement of rent, or damages for an injury or inconvenience occasioned thereby.

SECTION 46. HEADINGS

      The headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease.

SECTION 47. NON-WAIVER

      No payment by Tenant or receipt by Landlord or its agents of a lesser amount than the rent in this Lease stipulated shall be deemed to be other than on account of the stipulated rent nor shall an endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Landlord or its agents may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 48. SHORT FORM LEASE

      This Lease shall not be recorded, but a short form lease, which describes the property herein demised, gives the term of this Lease and refers to this Lease, shall be executed by the parties hereto, upon demand of either party and such short form lease may be recorded by Landlord or Tenant at any time either deems it appropriate to do so. The cost and recording of such short form lease shall belong to the requesting party.

SECTION 49. ESTOPPEL CERTIFICATE

      Each party agrees that at any time and from time to time on ten (10) days prior written request by the other, it will execute, acknowledge and deliver to the requesting party a statement in writing stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that the Lease as so modified is in full force and effect, and the dates to which the rent

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

and other charges hereunder have been paid, and such other information as may reasonably re requested, it being intended that any such statements delivered pursuant to this Section may be relied upon by any current or prospective purchaser of or any prospective holder of a mortgage or a deed of trust upon or any interest in the fee or any leasehold or by the mortgagee, beneficiary or grantee of any security or interest, or any assignee of any thereof or under any mortgage, deed of trust or conveyance for security purposes now or hereafter done or made with respect to the fee of or any leasehold interest in the demised premises

SECTION 50. TENANT'S REIMBURSEMENT

      (a) Landlord shall pay Tenant Three Hundred Thousand Dollars ($300,000.00) (the "Tenant Reimbursement"), as payment for all costs incurred on behalf of Tenant for the purchase, erection, and installation of Tenant Improvements on or within the demised premises. "Tenant Improvements" shall consist of the work described in the attached Exhibit "G-2". The Tenant Reimbursement shall be paid by Landlord to Tenant within ten (10) days of the later of (i) Tenant opening for business in the demised premises and (ii) Tenant providing to Landlord a lien waiver from Tenant's general contractor. In the event Landlord does not timely pay the Tenant Reimbursement to Tenant, (a) Landlord shall pay to Tenant interest on such unpaid amounts at a rate of interest equal to four percent (4%) over the prime rate in effect from time to time as established by National City Bank, Columbus, Ohio and (b) Tenant shall have the right to deduct any and all such amounts owed Tenant against payments of Rent thereafter due Landlord until such time as Tenant has been credited the full amount of the Tenant Reimbursement plus applicable interest.

      (b) Notwithstanding anything to the contrary contained in this Lease, the Tenant Improvements shall, at all times during the term of this Lease and upon the expiration or earlier termination of this Lease, be the property of Landlord. Tenant shall not acquire any interest, equitable or otherwise, in any Tenant Improvement.

SECTION 51. TENANT'S TERMINATION RIGHT:

      In the event that Tenant's gross receipts from the demised premises, as calculated by Tenant in accordance with generally accepted accounting principles consistently applied, shall be less than Four Million Seven Hundred Thousand Dollars ($4,700,000.00) in either of the eighth (8th) or ninth (9th) lease years of the initial term hereof, Tenant shall have the right, at Tenant's sole election, provided that Tenant is not then in default of the terms of this Lease beyond any applicable notice and cure periods, on or before the date (the "Last Termination Notice Date") which is thirty (30) days after the end of the ninth (9th) lease year, to send to Landlord a notice terminating this Lease as of the last day of the tenth (10th) lease year (the "Tenant's Termination Date"). In the event that Tenant shall so terminate this Lease in accordance with the provisions of this Section 51, then the term of this Lease shall terminate and expire on Tenant's Termination Date with the same force and effect as though said date was the scheduled expiration date of the term under this Lease. Notwithstanding the giving of such termination notice and Tenant's exercise of its termination right under this Section 51, Tenant shall perform and observe all of Tenant's obligations under this Lease through and including the Tenant's Termination Date. In the event Tenant exercises the termination right provided for in this Section 51, Landlord shall have the right, upon ten
(10) days prior written notice, at Tenant's corporate headquarters, to examine Tenant's books and records relating to gross receipts at the demised premises, provided such right shall expire sixty (60) days after Tenant notifies Landlord of Tenant's exercise of Tenant's election to terminate the Lease pursuant to the provisions of this Section 51.

SECTION 52. NO BROKER:

      Landlord and Tenant each represent to the other that they have not entered into any agreement or incurred any obligation in connection with this transaction which might result in the obligation to pay a brokerage commission to any broker. Each party shall indemnify and hold the other party harmless from and against any claim or demand by any broker or other person for bringing about this Lease who claims to have dealt with such indemnifying party, including all expenses incurred in defending any such claim or demand (including reasonable attorney's fees).

SECTION 53. UNAVOIDABLE DELAYS:

      In the event either party hereto (the "Delayed Party") shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, the unforeseen application of restrictive governmental laws or regulations, riots, insurrection, war, acts of terrorism or other reason of a like nature not the fault of the Delayed Party in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, provided that the Delayed Party notified the other party within fifteen (15) days of the Delayed Party being informed of the occurrence of the event causing such delay. The provisions of this Section 53 shall not operate to excuse either party from the payment of any rental or other monetary sums due under the terms of this Lease.

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

SECTION 54. TIMELY EXECUTION OF LEASE:

      Landlord and Tenant agree that this Lease, and the parties obligations hereunder, shall automatically be null and void and this Lease shall terminate automatically without further action of the parties if both parties do not execute this Lease and both parties have not received an original thereof within sixty (60) days after the date of execution hereof by the first party to execute this Lease.

SECTION 55. ACCORD AND SATISFACTION

      No payment by Tenant or receipt by Landlord of a lesser amount than the entire rent and all other additional rents and charges hereunder shall be deemed to be other than payment on account of the earliest stipulated rent and other additional rents and charges hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for rent or other additional rent and charges be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent and other additional rents and charges or pursue any other right or remedy available to the Landlord.

SECTION 56. WAIVER OF JURY TRIAL

      The Landlord, Tenant any Guarantor(s) do hereby knowingly, voluntarily and intentionally waive the right to a trial by jury of any and all issues either now or hereinafter provided by law in any action or proceeding between the parties hereto, or their successors, arising directly or indirectly out of or in any way connected with this Lease or any of its provisions, the Tenant's use or occupancy of said premises and/or any claim for personal injury or property damage including, without limitation, any action to rescind or cancel this Lease, and any claim or defense asserting that this Lease was fraudulently induced or is otherwise void or voidable. It is intended that said waiver shall apply to any and all defenses, rights and/or counterclaims in any action or proceeding at law or in equity. This waiver is a material inducement for Landlord and Tenant to enter into this Lease.

SECTION 57. LEASEHOLD FINANCING

      (a) Tenant's Financing Rights. Landlord acknowledges and agrees that Tenant may from time to time during the term, without the consent of Landlord, mortgage or otherwise finance and encumber, whether by leasehold deed of trust or mortgage, collateral assignment of this Lease, lease/sublease-back, and/or assignment/leaseback, any and/or all of its leasehold estate hereunder, and property and rights in and to the demised premises granted to it under this Lease, as security for the payment of an indebtedness (any and all of which are herein referred to as a "Leasehold Mortgage" and the holder thereof is herein referred to as "Leasehold Mortgagee"). Any such Leasehold Mortgage shall be a lien only upon Tenant's

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

leasehold estate hereunder and Tenant's interests in this Lease. Leasehold Mortgagee or its assigns may enforce such Leasehold Mortgage and acquire title to the leasehold estate and Tenant's interest in the demised premises in any lawful way, and in connection therewith Leasehold Mortgagee may take possession of and rent the demised premises.

      (b) Cooperation with Leasehold Mortgagee. Tenant shall notify Landlord (and any Fee Mortgagee, as hereinafter defined in Section 57(c) below), in the manner hereinafter provided for the giving of notice, of the execution of such Leasehold Mortgage and the name and place for service of notice upon Leasehold Mortgagee. Upon such notification of Landlord that Tenant has entered into a Leasehold Mortgage, Landlord hereby agrees for the benefit of such Leasehold Mortgagee, and upon written request by Tenant, to execute and deliver to Tenant and Leasehold Mortgagee: (i) the "Landlord's Agreement" containing terms substantially identical to the terms of the document so entitled attached hereto and made a part hereof as Exhibit "H", and (ii) the "Landlord's Waiver" containing terms substantially identical to the terms of the document so entitled attached hereto and made a part hereof as Exhibit "I". Landlord further agrees that it will comply with all of the covenants and obligations contained in said documents.

      Landlord and Tenant agree that so long as a Leasehold Mortgage has a first lien priority position on the leasehold estate created by this Lease and Tenant's interest in the demised premises, then notwithstanding anything to the contrary contained in this Lease, Landlord agrees to the following:

      (c) Tenant Breach. Landlord agrees that in the event of a default, act or omission by Tenant under the Lease that would give Landlord the right (whether immediately, after the lapse of a period of time, after notice or otherwise), to cancel or terminate the Lease or exercise any of its other rights or remedies under the Lease, including, without limitation, its right to obtain possession of the demised premises, Landlord shall not exercise such right unless and until
(i) Landlord has given written notice to Leasehold Mortgagee of such default, act or omission, (ii) Leasehold Mortgagee has received such notice of such default, act or omission and (iii) Leasehold Mortgagee has failed to cure or remedy the default, act or omission within thirty (30) days after the expiration of Tenant's cure period (the "Cure Period") set forth in this Lease or, if such default, act or omission is not reasonably capable of being remedied by Leasehold Mortgagee within the Cure Period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Leasehold Mortgagee shall have become entitled under the Leasehold Mortgage to remedy the same (which reasonable period shall in no event be less than the period to which Tenant would be entitled under the

Lease or otherwise, after similar notice, to effect such remedy), provided in such instance that Leasehold Mortgagee shall with due diligence give Landlord written notice of Leasehold Mortgagee's intention to, and shall thereafter commence and continue to, remedy such default, act or omission. In addition, if Leasehold Mortgagee cannot reasonably remedy a default, act or omission of Tenant until after Leasehold Mortgagee obtains possession of the demised premises, Landlord may not terminate or cancel the Lease or obtain possession of the demised premises by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Leasehold Mortgagee secures possession of the demised premises. Notwithstanding the foregoing, Leasehold Mortgagee shall have no obligation hereunder to remedy any such default, act or omission. Furthermore, Leasehold Mortgagee shall have no obligation to cure any default or other obligation of Tenant not reasonably susceptible of being cured by Leasehold Mortgagee, and all of such non-curable defaults shall be deemed waived by the Landlord as to Leasehold Mortgagee, any Successor-Tenant (as hereinafter defined in subparagraph (b) below) and all other parties, except that such waiver shall not release Tenant from any of Tenant's liability to Landlord which arises out of such non-curable defaults.

      (d) Transfer of Tenant's Rights. If Leasehold Mortgagee (or its nominee or designee) shall succeed to the rights of Tenant under the Lease through possession or foreclosure action, delivery of a deed (or assignment of the Lease in lieu of foreclosure), or otherwise, or another person purchases the leasehold estate in and to the demised premises upon or following foreclosure of the Leasehold Mortgage (or assignment of the Lease in lieu of foreclosure), then, notwithstanding the terms of the Lease, at the request of Leasehold Mortgagee (or its nominee or designee) or such purchaser (Leasehold Mortgagee, its nominees and designees, and such purchaser, each being a "SUCCESSOR-TENANT"), Landlord shall recognize Successor-Tenant as Landlord's tenant under the Lease and shall promptly execute and deliver any instrument that Successor-Tenant may reasonably request to evidence such recognition as tenant under the Lease. Furthermore, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Tenant and Landlord, upon all terms, conditions and covenants as are set forth in the Lease, except that Successor-Tenant shall not be:

      (i)   liable for any previous act or omission of Tenant under the Lease;

      (ii) subject to any offset, defense or counterclaim which shall have theretofore accrued to Landlord against Tenant; and

      (iii) bound by any modification of the Lease unless such modification shall have been expressly approved in writing by Leasehold Mortgagee (it being understood and agreed that Leasehold Mortgagee shall not unreasonably withhold its consent to any routine modifications of the Lease, provided such modifications do not (w) conflict with the terms and conditions of any of the Loan Documents, as such term is defined in the Leasehold Mortgage, (x) affect Leasehold Mortgagee's security interest in the Lease, (y) impair the financeability of the Lease or
            (z) impair the value of the Lease as collateral to Leasehold Mortgagee).

      (e) Termination of Lease. In the case of termination of the Lease by reason of any default or for any other reason (including, but not limited to, rejection of the Lease in a bankruptcy proceeding), Landlord shall give prompt notice thereof to Leasehold Mortgagee. Landlord, on written request of Leasehold Mortgagee made any time within thirty (30) days after the giving of such notice by Landlord, shall promptly execute and deliver a new lease (the "NEW LEASE") of the demised premises to the Successor-Tenant for the remainder of the term of the Lease upon all the covenants, conditions, limitations and agreements contained in the Lease, provided that if such Successor-Tenant receives timely notice of Tenant's default as required herein, such Successor-Tenant (i) shall pay to Landlord, simultaneously with the delivery of such new lease, all unpaid rental due under the Lease, and (ii) shall cure all defaults existing under the Lease which are reasonably susceptible of being cured by Successor-Tenant.

      (f) Successor-Tenant Rights. If a Successor-Tenant acquires the leasehold estate to the demised premises as contemplated by subparagraphs (d) or
(e) above, then from and after such acquisition, the Lease or the New Lease (as the case may be) shall be modified as follows:

      (i) The Successor-Tenant (and each subsequent tenant under the Lease or the New Lease) shall be entitled to assign its interest in the Lease or the New Lease or sublease the demised premises in whole or in parts without restriction, subject to the use limitation described in clause (ii) below. Without limiting the generality of the foregoing, neither Landlord nor any other party shall have (x) the right to approve or reject any such assignment or subletting (subject to the use limitation described in clause (ii) below), (y) the right to recapture the demised premises (or any portion thereof) or terminate the Lease in connection with any such assignment or subletting, or (z) the right to receive all or any of the profits or proceeds from such assignment or subletting; and

      (ii) The Successor-Tenant (and each subsequent tenant under the Lease or the New Lease) shall be entitled to use the demised premises for any use, provided that such use does not violate applicable law or the terms of any exclusive which then benefits another tenant of the Center.

      (g) Limitation on Liability. In the event that Successor-Tenant shall acquire title to the leasehold estate of the demised premises, Successor-Tenant shall have no obligation, nor incur. any liability, beyond Successor-Tenant's then interest, if any, in the demised premises, and Landlord shall look exclusively to such interest, if any, of Successor-Tenant in the demised premises for the payment and discharge of any obligations imposed upon Successor-Tenant hereunder or under the Lease. Landlord agrees that with respect to any money judgment which may be obtained or secured by Landlord against Successor-Tenant, Landlord shall look solely to the estate or interest owned by Successor-Tenant in the demised premises, and Landlord will not collect or attempt to collect any such judgment out of any other assets of Successor-Tenant. Successor-Tenant shall not become liable under the Lease unless and until such time as it becomes the owner of the leasehold estate created by the Lease, and following the transfer of such leasehold estate, the Successor-Tenant shall be released from all liabilities under the Lease which are assumed by the transferee of such leasehold estate.

      (h) Amendment to Lease. Landlord agrees that the Lease cannot be cancelled, surrendered, amended or modified without the prior written consent of Leasehold Mortgagee, provided that Leasehold Mortgagee will not unreasonably withhold its consent to routine amendments or modifications of the Lease that do not (w) conflict with the terms and conditions of any of the Loan Documents, (x) affect Leasehold Mortgagee's security interest in the Lease, (y) impair the financeability of the Lease or (z) impair the value of the Lease as collateral to Leasehold Mortgagee.

      (i) Insurance Proceeds. Landlord agrees that, notwithstanding anything to the contrary contained in the Lease, all insurance proceeds and condemnation awards with respect to the demised premises shall be deposited with Leasehold Mortgagee and same shall be applied and disbursed solely in accordance with the terms and provisions set forth in the Leasehold Mortgage. Landlord further agrees that Leasehold Mortgagee may participate in any suits or proceedings relating to such insurance or condemnation proceeds, causes of action, claims, awards or recoveries and Leasehold Mortgagee is authorized to adjust any loss covered by insurance or any condemnation claim and to settle or compromise any claim or action in connection therewith.

      (j) Modification of Leasehold Mortgage. Landlord acknowledges and approves the Leasehold Mortgage and the amounts secured thereby and the terms and provisions thereof, as the same may be modified or amended, from time to time.

      (k) Fee Mortgagee. In the event that, at any time prior to the execution of this Lease and the recordation of a memorandum of lease hereof, Landlord has mortgaged or otherwise encumbered the fee title to the demised premises, Landlord shall use reasonable best efforts to deliver to Tenant a recognition and non-disturbance agreement containing terms substantially identical to the terms of the document so entitled attached hereto and made a part hereof as Exhibit "J", duly executed by the holder of any such mortgage or encumbrance (the "Fee Mortgagee").

                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

SIGNED AND ACKNOWLEDGED
IN THE PRESENCE OF:

                                       LANDLORD:

                                       JLP-MADISON LLC,
                                       a Delaware limited liability company

                                       By: Jubilee Limited Partnership
                                           an Ohio limited partnership
                                       Its: Managing Member

                                           By: Schottenstein Professional Asset
                                               Management corporation
                                           Its: General Partner

/s/ Edward K.  Arndt                            By: /s/ Jay Schottenstein
------------------------------                      ----------------------------
Print Name: Edward K. Arndt                     Its: President

/s/ Leslie A. Schutte
------------------------------
Print Name: Leslie A. Schutte

                                       TENANT:

                                       SHONAC CORPORATION,
                                       an Ohio corporation

/s/ Christy Cuschleg                   By: /s/ John C. Rossler
---------------------------                ----------------------------------
Print Name: Christy Cuschleg               John C. Rossler
                                       Its: President

/s/ Melinda Holmes
---------------------------
Print Name: Melinda Holmes

STATE OF OHIO       :
                     : SS.
COUNTY OF FRANKLIN  :

      The foregoing instrument was acknowledged before me this 3rd day of September, 2002, by Jay L. Schottenstein, President, of Schottenstein Prof. Asset Corp., general partner of Jubilee Limited Partnership, Managing Member of JLP-Madison LLC, a Delaware limited liability company, for and on behalf of said limited liability company

      [NOTARIAL SEAL]                           /s/ LESLIE A. SCHUTTE
     LESLIE A. SCHUTTE                          --------------------------------
Notary Public, State of Ohio                    Notary Public
  My Commission Expires
        08-21-06

STATE OF OHIO           :
                         :SS.
COUNTY OF FRANKLIN      :

    The foregoing instrument was acknowledged before me this 30 day of august, 2002, by John C. Rossler, President of Shonac Corporation, an Ohio corporation, for and on behalf of said corporation.

                                              /s/ Melinda Holmes
                                              ----------------------------------
                                              Notary Public

                                                       MELINDA HOLMES
                                              MY COMMISSION EXPIRES ON 9/17/06
                                                NOTARY PUBLIC-STATE OF OHIO

                                  [FLOOR PLAN]

                                                                     EXHIBIT A-1
                                                                          1 OF 2

                                  [FLOOR PLAN]

                                                                     EXHIBIT A-1
                                                                          2 OF 2

                                  EXHIBIT A-2

Land in Davidson County, Tennessee, being Lot No. 5 as shown on the Final Plat, Rivergate Properties Ltd., of record in Book 6250, page 919, in the Register's Office for Davidson County, Tennessee, described as follows:

Beginning at a nail set on the east right-of-way line of Conference Drive, a 60-foot road, at the northwest corner of Lot 4, Rivergate Properties, Ltd., as recorded in Plat Book 6250, page 919, R.O.D.C., Tennessee, and the southwest corner of the herein described tract; thence, with the east right-of-way line of Conference Drive North 26 deg. 00 min. 12 sec. West 15.03 feet to an existing tack in lead; thence, with the south boundary line of Lot 6, Rivergate Properties, Ltd., the proposed south right-of-way of Hendersonville By-Pass, State route 386, North 64 deg. 10 min. 45 sec. East 30.99 feet to an existing nail; thence, North 25 deg. 50 min. 50 sec. West 673.80 feet to an iron pin set; thence, North 35 deg. 21 min. 26 sec. East 135.00 feet to an iron pin set; thence, North 55 deg. 43 min. 02 sec. East 386.40 feet to an iron pin set; thence, with the west boundary line of the property of the State of Tennessee, State Route 386, South 26 deg. 24 min. 34 sec. East 413.88 feet to an existing iron pin; thence, with the north boundary line of Lot 4, Rivergate Properties, Ltd., South 64 deg. 09 min. 10 sec. West 149.96 feet; thence, South 25 deg. 50 min. 50 sec. East 440.10 feet to an existing iron pin; thence, South 59 deg. 38 min. 51 sec. West 211.24 feet to a nail set; thence, North 25 deg. 50 min. 18 sec. West 60.01 feet to a nail set; thence, South 64 deg. 09 min. 36 sec. West
175.00 feet to the point of beginning. Together with Easement(s) appurtenant thereto as set forth in Book 6859, page 802, and Book 7535, page 132, in said Register's Office.

Being the same property conveyed to Service Merchandise Company, Inc. by Deed from Rivergate Properties, Ltd., of record in Book 6859, page 796, in the Register's Office for Davidson County, Tennessee.

INCLUDED in said property description, but EXCLUDED THEREFROM, is that property taken for highway purposes by Consent Judgment and Final Decree in the Sixth Circuit Court for Davidson County, Tennessee, at Nashville, Docket No. 88C-322, State of Tennessee, Petitioner, v. Service Merchandise Company, Inc., et al., of record in Book 8583, page 787, in the Register's Office for Davidson County, Tennessee, described as follows:

EXCLUSION: "Beginning at a point 70.5 feet right of paper located centerline of Conference Drive at station 23+63.8.1; thence with the proposed margin of Conference Drive, South 25 deg. 41 min. 15 sec. East 82.10 feet to a point; thence South 21 deg. 54 min. 32 sec. East 182.10 feet to a point; thence South 24 deg. 21 min. 12 sec. East 421 feet, more or less, to a point in the Rivergate Properties east boundary; thence with the said east boundary, North 25 deg. 51 min. 03 sec. West 670 feet, more or less, to a point; thence North 35 deg. 22 min. 01 sec. East 25 feet, more or less, to the point of beginning, and containing 0.149 acres."

                                                                       EXHIBIT B

LANDLORD'S WORK = GENERAL CONTRACTOR

RESPONSIBILITY SCHEDULE

                                            GENERAL
                                           CONTRACTOR              DSW
                                        -----------------    -----------------
                                        SUPPLY    INSTALL    SUPPLY    INSTALL
                                        ------    -------    ------    -------
       PERMITS                            -          -

03000  FLOOR LEVELING                     -          -

03300  CONCRETE:                          -          -

06200  ROUGH & FINISH CARPENTRY           -          -

06400  MILL WORK                                               -          -      COORDINATE WITH VENDOR #3 OR #4

       COUNTERS AND SHELVING                                   -          -

       FIXTURES                                                -          -

07530  MEMBRANE ROOFING SYSTEM                                                   EXISTING TO REMAIN

07920  SEALANTS                           -          -

08210  DOORS, FRAMES AND TRIM             -          -

08330  OVERHEAD DOCK DOOR                 -          -

08400  ELIASON IMPACT DOORS               -          -

08710  DOOR FINISH HARDWARE               -          -

09110  LIGHT GAUGE METAL FRAMING          -          -

09250  GYPSUM WALL BOARD                  -          -

09510  ACCOUSTICAL CEILING SYSTEM         -          -

09650  RESILIENT FLOORING                            -         -

       COVE BASE                          -          -

       PORCELAIN TILE                                -         -                 COORDINATE WITH VENDOR #7
09680  CARPETING                                     -         -                 COORDINATE WITH VENDOR #6

       TRANSITION STRIPS                  -          -

09900  PAINTING                           -          -

10155  TOILET  COMPARTMENTS               -          -

10440  EXTERIOR SIGNAGE                                        -          -      COORDINATE WITH VENDOR

       INTERIOR SIGNAGE                                        -          -

       STOREFRONT AWNINGS                 -          -                           PURCHASE FROM VENDOR #3A OR 3B

10500  LOCKERS                                                 -          -

10520  FIRE EXTINGUISHERS                 -          -

10550  REFRIGERATOR                                            -          -

10800  TOILET ACCESSORIES                 -          -

11160  LOADING DOCK EQUIPMENT             -          -

       OFFICE EQUIPMENT                                        -          -

       OFFICE GLAZING                                          -          -

15000  HVAC SYSTEM / ROOF TOP UNITS       -          -                           REUSE EXISTING

       DUCTWORK / AIR DEVICES &,

       ACCESSORIES                        -          -

15400  PLUMBING SYSTEM                    -          -

15500  SPRINKLER SYSTEM                   -          -

16000  ELECTRIC SYSTEM                    -          -                           PURCHASE FROM VENDOR #4

       LIGHTING FIXTURES                  -          -                           PURCHASE FROM VENDOR #4

       BUILDING SECURITY SYSTEM                                -          -      SUPPLIED BY VENDOR #11

       TELEPHONE & DATA CABLING &,

       EQUIPMENT                                               -          -      SUPPLIED BY VENDOR #8

       SOUND SYSTEM                                            -          -      SUPPLIED BY    VENDOR #9

                                   EXHIBIT "C"

                                  TENANT'S WORK

None.

                                                                       EXHIBIT D

                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                     (DEED OF TRUST AND SECURITY AGREEMENT)

      THIS NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement"), made as of the ___________ day of ______________________________, 200___ by and between
________________________________________________, a
__________________________________, whose address
is_____________________________________________________(the "Lender"), and
SHONAC CORPORATION, an Ohio corporation, whose address is 4150 East Fifth Avenue, Columbus, Ohio 43219 (the "Tenant").

                                R E C I T A L S:

      A. __________________________________________,
a(n)_________________________ ("Master Lessor")
and______________________________________________,
a(n)___________________________("Master Lessee"), entered into a certain Lease ("Master Lease"), dated as of________________________________________, recorded in Book______________, Page_____________, ____________________County Recorder's
Office, ___________________________, covering that certain real property in________________________,_________________________County,_________________,
legally described on Exhibit "A" hereto (the "Shopping Center Parcel");

      B. Master Lessee is the lessor under that certain Lease Agreement
("Lease") dated as of   , 200_________, between Master Lessee and Tenant,
covering the real property legally described in Exhibit "B" hereto ("Leased Premises"), which Leased Premises is part of the Shopping Center Parcel;

      C. Lender is the mortgagee under that certain Leasehold Deed of Trust and Security Agreement ("Deed of Trust"), dated______________________________________, granted by Master Lessee to Lender and recorded on ______________________________, in Book ______________, Page
________________, _____________________Recorder's Office,____________________,
to secure____________________________________________ Dollars
($___________________), plus interest, covering the Leased Premises; and

      D. Tenant desires to be assured by Lender that the Lease will not terminate, but rather remain in full force and effect in accordance with its terms, in the event the Deed of Trust is foreclosed or any foreclosure sale or transfer in lieu of foreclosure of the Leased Premises is made.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. Lender hereby certifies that the Deed of Trust is presently in full force and effect and that to the best of Lender's knowledge, Master Lessee is not in default under the Deed of Trust.

      2. (a) The right of possession of Tenant to the Leased Premises and Tenant's rights arising out of the Lease shall not be affected or disturbed by Lender in the exercise of any of its rights under the Deed of Trust or the note secured thereby; nor shall Tenant be named as a party defendant to any foreclosure of the lien of the Deed of Trust except as procedurally required under the law applicable to the Leased Premises, nor shall Tenant in any way be deprived of its rights under the Lease for any reason so long as no event has occurred and then continues to exist for such period of time (after any notice required by the Lease) as would entitle the Master Lessee to terminate the Lease; casualty insurance and condemnation awards shall be disbursed as provided in the Lease.

      (b) Tenant and Master Lessor have simultaneously herewith entered into a Non-Disturbance and Attornment Agreement, dated the_______________________day of____________________________, 200_____, governing their relationship in the event of a termination of the Master Lease. In the event of the expiration or termination for any reason of the Master Lease, the Lease shall continue to have the same force and effect and the continuation of the Lease shall be upon the same terms, covenants and conditions as those set forth in the Lease, including any rights of renewal thereof. From and after any such termination of the Master Lease, Tenant shall attorn to Master Lessor, and should Lender succeed to the Master Lessor's rights under the Lease, Lender shall have the same rights and obligations under said Non-Disturbance and Attornment Agreement with respect to Tenant as Master Lessor may have.

      3. In the event that Lender or any other person acquires title to the Premises or the Property pursuant to the exercise of any remedy provided for in the Security Documents, the Lease shall not be terminated or effected by said foreclosure or sale or transfer in lieu of foreclosure, or any such proceeding and Lender agrees that any sale by it of the Premises or the Property pursuant to the exercise of any rights and remedies under the Security Documents or otherwise shall be made subject to the Lease and the rights of Tenant thereunder; and the Lease shall continue in full force and effect as a direct lease between Tenant and Lender or such other person upon all of the terms, covenants and conditions set forth in the Lease.

      4. If Lender or any other person shall succeed to the interest of Landlord under the Lease, Lender or such other person shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Lender's or such other person's succession to the interest of Lessor under the Lease, have the same remedies against Lender or such other person for the breach of any agreement contained in the Lease that Tenant might have under the Lease against Landlord, so long as Lender shall be in title to the Premises and/or the Property; provided, however, that Lender or such other persons shall not be:

      (a)   liable for any act or omission of Master Lessee under the Lease;

      (b) subject to any offset or defenses which Tenant might have had against Master Lessee occurring prior to the date Lender succeeds to the interest of Master Lessee, except that Lender or such other person shall be subject to any then existing right of Tenant under the Lease to offset amounts (i) paid to cure a default by Master Lessee under the Lease, (ii) to pay real estate taxes required to have been paid by Master Lessee, or (iii) for damages arising from a prior default of Master Lessee;

      (c) bound by any fixed annual rent which Tenant might have paid for more than the then current month to Master Lessee; or

      (d) bound by any modification or amendments to the Lease made without Lender's consent.

      5. The Lease shall be and hereby is made subject and subordinate to the lien of the Deed of Trust and to all of the terms, covenants and conditions thereof, to all advances made or to be made thereunder, and to any renewals, extensions, modifications or replacements thereof.

      6. The foregoing provisions shall be self-operative and effective without the execution of any further instrument on the part of either party hereto.

      7. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. All references herein to Lender shall be deemed to include also any subsequent holder of the Deed of Trust and/or any other persons succeeding to title to the Leased Premises or any part thereof, whether by virtue of foreclosure or sale or transfer in lieu of foreclosure, or pursuant to the exercise of any rights and remedies under the Deed of Trust.

      8. Tenant, by execution hereof, is not assuming any liability or obligation under the Deed of Trust or with respect to the indebtedness secured thereby. Neither the Deed of Trust nor any other security agreement executed in connection therewith shall cover or be construed as subjecting in any manner to the lien thereof any trade fixtures, signs or other personal property at any time purchased by Tenant or furnished or installed by Tenant or its permitted assignees and subtenants of the Leased Premises, regardless of the manner or mode of attachment thereof.

      9. Any notices or communications given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, or by commercial courier service (with evidence of receipt) to the parties at the addresses set forth on page 1 hereof, or such address or persons as either of the parties hereto may designate by written notice to the other. Notices shall be effective upon receipt or refusal of receipt.

      10. This Agreement contains the entire understanding between the parties with respect to the Lease and cannot be changed, modified, waived or cancelled, except by an agreement in writing executed by the party against whom enforcement of such change, modification, waiver or cancellation is sought.

      11. This Agreement and the covenants herein contained are intended to run with and bind all lands affected thereby.

      12. This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13. This Agreement shall be governed by and construed in accordance with the laws of the State of __________.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


TENANT:                                       LENDER:
                                              __________________________________
SHONAC CORPORATION

By:________________________________________  By:________________________________

Its:_______________________________________  Its:______________________________

STATE OF____________________    :
                                :   ss.
COUNTY OF ___________________   :

      The foregoing instrument was acknowledged before me this _________________ day of ____________________________, 200_, by ____________________________,
____, ___________________  of _________________________________________________,
a(n) __________, for and on behalf of said _______________________________.

                                               ________________________________
                                               Notary Public
                                               My Commission Expires:_________

STATE OF OHIO           :
                        : ss.
COUNTY OF FRANKLIN      :

      The foregoing instrument was acknowledged before me this _________ day of ______________________________, 200_, by _______________, _____________ of
Shonac Corporation, an Ohio corporation, for and on behalf of said corporation.

                                                _______________________________
                                                Notary Public
                                                My Commission Expires:________

THIS INSTRUMENT DRAFTED BY AND
AFTER RECORDING RETURN TO:

EXHIBIT A - Legal Description of Shopping Center Parcel

EXHIBIT B - Legal Description of Leased Premises

                                   EXHIBIT "E"

                                   EXCLUSIVES

      Section 10. Landlord's Additional Covenants.

      (a) Exclusive. To the fullest extent permitted by law and as a condition and inducement to Tenant to enter into this Lease, Landlord will not lease any space within the Center or permit any space within the Center to be used by any person, persons, partnership or entity who devotes twenty-five percent (25%) or more of its selling area to the sale of furniture bedding and home decor such portion of the Premises shall be separately metered for such charges or (ii) the subtenant or assignee shall be required to pay its pro rata share of such expenses (which pro rata share shall be the amount of such costs multiplied by a fraction, the numerator of which shall be the number of gross leasable square feet in that portion of the Premises that is assigned or sublet, and the denominator of which shall be the total gross leasable square feet of the Premises).

                                   EXHIBIT "F"

      Section 7. Use.

      (a) Tenant agrees to initially open as an American Signature Home Store in the Premises. The foregoing notwithstanding, Tenant shall have the right to use the Premises for any retail purpose excluding only those uses set forth in Exhibit "C", attached hereto and made a part hereof (but only for so long as they remain in effect and have not been otherwise waived in writing by the parties benefited thereby). The Landlord represents and warrants to the Tenant that the Premises are properly zoned for Tenant's stated use and that all use restrictions are set forth in Exhibit "C" hereof and that the Tenant's use of the Premises as an American Signature Home Store does not violate any such use restrictions. The Tenant shall not permit or suffer the use of the Premises for any unlawful purpose.

      (b) The Landlord shall maintain in the Center a mix of tenants as will best serve the interest of all tenants. So long as the Tenant is operating from the Premises, the Landlord shall not lease, or approve or consent to any lease, assignment or sublease of space in the Center for the sale of furniture, bedding and home decor accessories.

      intermittency, beat, frequency, shrillness or loudness or which creates a fire or other hazards, any of which are not typically found in shopping centers.

32. Automobile dealership or any establishment selling, leasing or repairing cars (new or used), trailers or mobile homes with noted exceptions of such facilities as hardware stores, etc. selling or leasing lawn mowers, tillers and the like.

33.   Service station or gas station.

34.   Massage parlor.

35. Adult bookstore or other establishment selling, displaying or exhibiting pornography (except as incidental use to a permitted use, e.g. magazines in a drug store).

36. Any use that violates applicable laws, ordinances, regulations or other government requirements.

37.   Any use inconsistent with a community oriented retail shopping center.

38.   Financial institution.

                                                                     EXHIBIT G-1

                              [DSW SHOE WAREHOUSE]

                                                                     EXHIBIT G-2

                        DSW Breakdown Material Labor List

                                                  FIXED COST
ID            TASK NAME              FIXED COST     ACTUAL     TOTAL COST    BASELINE     VARIANCE      ACTUAL     REMAINING
--            ---------              ----------   ----------   ----------    --------     --------      ------     ---------
16  Carpet/Installation              $ 35,000.00   Prorated   $ 35,000.00  $ 29,000.00  $  6,000.00  $      0.00  $ 35,000.00
22  Exterior Store Signage           $ 28,000.00   Prorated   $ 28,000.00  $ 18,000.00  $ 10,000.00  $      0.00  $ 28,000.00
29  Register Equipment               $ 22,500.00   Prorated   $ 22,500.00  $ 22,500.00  $      0.00  $      0.00  $ 22,500.00
23  Surveillance Camera Equipment    $ 20,000.00   Prorated   $ 20,000.00  $ 20,000.00  $      0.00  $      0.00  $ 20,000.00
30  Installation all Carpentry       $ 18,000.00   Prorated   $ 18,000.00  $ 18,000.00  $      0.00  $      0.00  $ 18,000.00
79  Tax (5.75)                       $ 16,179.69   Prorated   $ 16,179.69  $      0.00  $ 16,179.69  $      0.00  $ 16,179.69
25  Phone System                     $ 15,000.00   Prorated   $ 15,000.00  $ 15,000.00  $      0.00  $      0.00  $ 15,000.00
27  Corrugated Fixtures              $ 15,000.00   Prorated   $ 15,000.00  $ 11,000.00  $  4,000.00  $      0.00  $ 15,000.00
64  Tower of Power Rack on Wheels    $ 15,000.00   Prorated   $ 15,000.00  $ 15,000.00  $      0.00  $      0.00  $ 15,000.00
24  Burglar Alarm System             $ 10,000.00   Prorated   $ 10,000.00  $ 10,000.00  $      0.00  $      0.00  $ 10,000.00
54  Mirror Benches                   $ 10,000.00   Prorated   $ 10,000.00  $ 10,000.00  $      0.00  $      0.00  $ 10,000.00
21  Juno Track Lighting Accessories  $  8,500.00   Prorated   $  8,500.00  $  8,500.00  $      0.00  $      0.00  $  8,500.00
26  Muzak Music System               $  6,500.00   Prorated   $  6,500.00  $  6,500.00  $      0.00  $      0.00  $  6,500.00
77  30' Best Flex Conveyor           $  5,500.00   Prorated   $  5,500.00  $  5,500.00  $      0.00  $      0.00  $  5,500.00
 5  Left Register Counter            $  4,500.00   Prorated   $  4,500.00  $  4,500.00  $      0.00  $      0.00  $  4,500.00
18  Tile (VCT) Installation          $  4,500.00   Prorated   $  4,500.00  $  3,500.00  $  1,000.00  $      0.00  $  4,500.00
49  Locker Units                     $  4,500.00   Prorated   $  4,500.00  $  4,500.00  $      0.00  $      0.00  $  4,500.00
68  Handbag H - Unit                 $  4,500.00   Prorated   $  4,500.00  $  4,500.00  $      0.00  $      0.00  $  4,500.00
 3  6' x 8' DSW Logo                 $  4,200.00   Prorated   $  4,200.00  $  4,200.00  $      0.00  $      0.00  $  4,200.00
 8  14' x 16' Office Counter         $  4,200.00   Prorated   $  4,200.00  $  4,200.00  $      0.00  $      0.00  $  4,200.00
 6  Right Register Counter           $  3,500.00   Prorated   $  3,500.00  $  3,500.00  $      0.00  $      0.00  $  3,500.00
13  Dsw Module Office Furniture      $  3,500.00   Prorated   $  3,500.00  $  3,500.00  $      0.00  $      0.00  $  3,500.00
20  Tile (Ceramic) Installation      $  3,500.00   Prorated   $  3,500.00  $  2,800.00  $    700.00  $      0.00  $  3,500.00
12  Handbag Wall System              $  3,200.00   Prorated   $  3,200.00  $  2,600.00  $    600.00  $      0.00  $  3,200.00
66  Low Wood Display Tables          $  2,500.00   Prorated   $  2,500.00  $  2.500.00  $      0.00  $      0.00  $  2,500.00
67  High Wood Display Tables         $  2,500.00   Prorated   $  2,500.00  $  2,500.00  $      0.00  $      0.00  $  2,500.00
28  Ceramic Entrance Logo            $  2,100.00   Prorated   $  2,100.00  $  2,100.00  $      0.00  $      0.00  $  2,100.00
78  Power Lever door hardware        $  1,700.00   Prorated   $  1,700.00  $  1,700.00  $      0.00  $      0.00  $  1,700.00
 9  Breakroom Cabinet Package        $  1,500,00   Prorated   $  1,500.00  $  1,500.00  $      0.00  $      0.00  $  1,500.00
14  Large Accessories Sign           $  1,500.00   Prorated   $  1,500.00  $  1,500.00  $      0.00  $      0.00  $  1,500.00
15  Counter Cache                    $  1,500.00   Prorated   $  1,500.00  $  1,500.00  $      0.00  $      0.00  $  1,500.00
75  30" x 48" Shelves with rails     $  1,500.00   Prorated   $  1,500.00  $  1,500.00  $      0.00  $      0.00  $  1,500.00
 1  Wall Mirrors                     $  1,200.00   Prorated   $  1,200.00  $    900.00  $    300.00  $      0.00  $  1,200.00
 7  Right Register Counter ADA       $  1,200.00   Prorated   $  1,200.00  $  1,200.00  $      0.00  $      0.00  $  1,200.00
17  Glass for Office                 $  1,200.00   Prorated   $  1,200.00  $    700.00  $    500.00  $      0.00  $  1.200.00
19  Mat System for Entrance          $  1,200.00   Prorated   $  1,200.00  $    900.00  $    300.00  $      0.00  $  1,200.00
55  Vacuum                           $  1,200.00   Prorated   $  1,200.00  $  1,200.00  $      0.00  $      0.00  $  1,200.00
 4  DSW Safe                         $  1,000.00   Prorated   $  1,000.00  $  1,000.00  $      0.00  $      0.00  $  1,000.00
11  Fushion Maple Slatwall           $  1,000.00   Prorated   $  1,000.00  $  1,000.00  $      0.00  $      0.00  $  1,000.00
59  U-Boat Carts                     $  1,000.00   Prorated   $  1,000.00  $  1,000.00  $      0.00  $      0.00  $  1,000.00
72  Three Tier Round Table           $    900.00   Prorated   $    900.00  $    900.00  $      0.00  $      0.00  $    900.00
60  DSW Stock Ladder on Wheels       $    750.00   Prorated   $    750.00  $    750.00  $      0.00  $      0.00  $    750.00
45  Straight 5 Hook Waterfalls       $    600.00   Prorated   $    600.00  $    600.00  $      0.00  $      0.00  $    600.00
56  Chrome Chairs                    $    600.00   Prorated   $    600.00  $    600.00  $      0.00  $      0.00  $    600.00
48  Promo Tables                     $    500.00   Prorated   $    500.00  $    500.00  $      0.00  $      0.00  $    500.00
74  Stockroom Uprights               $    500.00   Prorated   $    500.00  $    500.00  $      0.00  $      0.00  $    500.00
52  Two Drawer File Cabinet          $    450.00   Prorated   $    450.00  $    450.00  $      0.00  $      0.00  $    450.00
 2  Time Clock                       $    350.00   Prorated   $    350.00  $    350.00  $      0.00  $      0.00  $    350.00
36  Locker Pad Locks                 $    350.00   Prorated   $    350.00  $    350.00  $      0.00  $      0.00  $    350.00
58  Breakroom Chairs                 $    350.00   Prorated   $    350.00  $    350.00  $      0.00  $      0.00  $    350.00
63  22" x 60" Black Floor Stand      $    350.00   Prorated   $    350.00  $    350.00  $      0.00  $      0.00  $    350.00
44  Shoe Risers (sets of 3)          $    300.00   Prorated   $    300.00  $    300.00  $      0.00  $      0.00  $    300.00
51  Ladder                           $    260.00   Prorated   $    260.00  $    280.00  $      0.00  $      0.00  $    260.00
57  TV VCR Combo                     $    260.00   Prorated   $    260.00  $    260.00  $      0.00  $      0.00  $    260.00
50  Two Wheeler                      $    250.00   Prorated   $    250.00  $    250.00  $      0.00  $      0.00  $    250.00
46  Acrylic Shoe Prop                $    200.00   Prorated   $    200.00  $    200.00  $      0.00  $      0.00  $    200.00
65  Craftman Project Center          $    200.00   Prorated   $    200.00  $    200.00  $      0.00  $      0.00  $    200.00
33  6" Slatwall Peghooks             $    160.00   Prorated   $    160.00  $    160.00  $      0.00  $      0.00  $    160.00
10  Soap Dispencer                   $    120.00   Prorated   $    120.00  $    120.00  $      0.00  $      0.00  $    120.00
39  7"x11" Acryllic Signholder       $    113.00   Prorated   $    113.00  $    113.00  $      0.00  $      0.00  $    113.00
62  Coat Rack on Wheels              $    100.00   Prorated   $    100.00  $    100.00  $      0.00  $      0.00  $    100.00
38  10"x 24" Glass Shelf             $     95.00   Prorated   $     95.00  $     95.00  $      0.00  $      0.00  $     95.00
53  Desk Chair                       $     80.00   Prorated   $     80.00  $     80.00  $      0.00  $      0.00  $     80.00
35  PETG Sign/Literature Holder      $     79.00   Prorated   $     79.00  $     79.00  $      0.00  $      0.00  $     79.00
32  10" slatwall Adj. Brackets       $     77.00   Prorated   $     77.00  $     77.00  $      0.00  $      0.00  $     77.00
61  6' Folding Break Table           $     70.00   Prorated   $     70.00  $     70.00  $      0.00  $      0.00  $     70.00
40  11" x 14" Acryllc Signholder     $     60.00   Prorated   $     60.00  $     60.00  $      0.00  $      0.00  $     60.00
41  Toe Held Shoe Displayed          $     60.00   Prorated   $     60.00  $     60.00  $      0.00  $      0.00  $     60.00

                                  Budget Report

                        DSW Breakdown Material Labor List

                                                    FIXED COST
ID          TASK NAME                   FIXED COST    ACTUAL     TOTAL COST   BASELINE      VARIANCE      ACTUAL      REMAINING
--          ---------                   ----------  ----------   ---------    --------      --------      ------      ---------
76  X-Braces                           $     50.00   Prorated   $     50.00  $     50.00  $      0.00  $      0.00  $        50.00
42  Heel Held Shoe Displayer           $     48.00   Prorated   $     48.00  $     48.00  $      0.00  $      0.00  $        48.00
89  3" x 47" Acrylic Lip               $     42.00   Prorated   $     42.00  $     42.00  $      0.00  $      0.00  $        42.00
43  Receiving Door Decal               $     40.00   Prorated   $     40.00  $     40.00  $      0.00  $      0.00  $        40.00
34  5 1/2" x 7" Plexi Signholder       $     39.00   Prorated   $     39.00  $     39.00  $      0.00  $      0.00  $        39.00
70  End Support for Acrylic Lips       $     20.00   Prorated   $     20.00  $     20.00  $      0.00  $      0.00  $        20.00
37  4" x 10" Display Shelf             $     18.00   Prorated   $     18.00  $     18.00  $      0.00  $      0.00  $        18.00
73  Handbag Display Easel              $     15.00   Prorated   $     15.00  $     15.00  $      0.00  $      0.00  $        15.00
71  Center Support for Acrylic Lips    $     14.00   Prorated   $     14.00  $     14.00  $      0.00  $      0.00  $        14.00
31  7" x 11" Shovel Base               $     10.00   Prorated   $     10.00  $     10.00  $      0.00  $      0.00  $        10.00
47  Glass Shelf Boot Clips             $      6.00   Prorated   $      8.00  $      6.00  $      0.00  $      0.00  $         6.00
80                                     $      0.00   Prorated   $      0.00  $      0.00  $      0.00  $      0.00  $         0.00
                                       ===========              ===========  ===========  ===========  ===========  ==============
                                       $297,565.69              $297,565.69  $267,986.00  $ 39,679.69  $      0.00  $   297,565.69

                                   EXHIBIT "H"

                              LANDLORD'S AGREEMENT

THIS LANDLORD'S AGREEMENT (this "Agreement") IS MADE AS OF THIS________________ DAY OF___________________, 2002, BY AND AMONG CERBERUS PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP, AS COLLATERAL AGENT FOR THE TERM LOAN LENDERS, THE REVOLVING CREDIT LENDERS AND THE CONVERTIBLE LENDERS (EACH AS DEFINED IN SCHEDULE A HERETO) (IN SUCH CAPACITY, TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, "MORTGAGEE"), [LANDLORD], A____________________________, ("landlord"), AND
[TENANT], A________________________________ ("Tenant").

                                   WITNESSETH:

            WHEREAS, Tenant is the tenant and Landlord is the landlord under that certain lease more fully described on Schedule B attached hereto (as same may have or hereafter be amended, the "LEASE");

            WHEREAS, the Lease demises to Tenant, as tenant, certain premises more particularly described therein (the "PREMISES") located on certain land described on Schedule C attached hereto (the "CENTER");

            WHEREAS, the Term Loan Lenders, the Revolving Credit Lenders and the Convertible Lenders have extended or are about to extend credit (the "LOAN") to Tenant and certain affiliates of Tenant pursuant to the loan agreements described on Schedule A hereto;

            WHEREAS, the Loan shall be secured by, among other things, leasehold mortgages (collectively, the "LEASEHOLD MORTGAGE"; the Leasehold Mortgage, together with all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and additions thereto, is referred to as the "MORTGAGE") encumbering, among other things, Tenant's interest in the Premises;

            WHEREAS, Mortgagee has been engaged as a collateral agent with respect to the Lease and the Mortgage, among other things, by the Term Loan Lenders, the Revolving Credit Lenders and the Convertible Lenders;


            WHEREAS, Mortgagee and Landlord desire to confirm their understanding and agreement with respect to the Lease and the Mortgage; and

            WHEREAS, Tenant is executing this Agreement at the request of Landlord and Mortgagee to confirm Tenant's acknowledgment of, and agreement with, the provisions, terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagee, Landlord and Tenant hereby agree and covenant as follows:

            1. (A) Anything in the Lease to the contrary notwithstanding, Landlord agrees that in the event of a default, act or omission by Tenant under the Lease that would give Landlord the right (whether immediately, after the lapse of a period of time, after notice or otherwise), to cancel or terminate the Lease or exercise any of its other rights or remedies under the Lease, including, without limitation, its right to obtain possession of the Premises, Landlord shall not exercise such right unless and until (i) Landlord has given written notice to Mortgagee of such default, act or omission, (ii) Mortgagee has received such notice of such default, act or omission and (iii) Mortgagee has failed to cure or remedy the default, act or omission within thirty (30) days after the expiration of Tenant's cure period (the "Cure Period") set forth in the Lease or, if such default, act or omission is not reasonably capable of being remedied by Mortgagee within the Cure Period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same (which reasonable period shall in no event be less than the period to which Tenant would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided in such instance that Mortgagee shall with due diligence give Landlord written notice of Mortgagee's intention to, and shall thereafter commence and continue to, remedy such default, act or omission. In addition, if Mortgagee cannot reasonably remedy a default, act or omission of Tenant until after Mortgagee obtains possession of the Premises, Landlord may not terminate or cancel the Lease or obtain possession of the Premises by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Mortgagee secures possession of the Premises. Notwithstanding the foregoing, Mortgagee shall have no obligation hereunder to remedy any such default, act or omission. Furthermore, Mortgagee shall have no obligation to cure any default or other obligation of Tenant not reasonably susceptible of being cured by Mortgagee, and all of such non-curable defaults shall be deemed waived by the Landlord as to Mortgagee, any Successor-Tenant (as hereinafter defined) and all other parties, except that such waiver shall not release Tenant from any of Tenant's liability to Landlord which arises out of such non-curable defaults.

            (B) If Mortgagee (or its nominee or designee) shall succeed to the rights of Tenant under the Lease through possession or foreclosure action, delivery of a deed (or assignment of the Lease in lieu of foreclosure), or otherwise, or another person purchases the leasehold estate in and to the Premises upon or following foreclosure of the Mortgage (or assignment of the Lease in lieu of foreclosure), then, notwithstanding the terms of the Lease, at the request of Mortgagee (or its nominee or designee) or such purchaser (Mortgagee, its nominees and designees, and such purchaser, each being a "SUCCESSOR-TENANT"), Landlord shall recognize Successor-Tenant as Landlord's tenant under the Lease and shall promptly execute and deliver any instrument that Successor-Tenant may reasonably request to evidence such recognition as tenant under the Lease. Furthermore, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Tenant and Landlord, upon all terms, conditions and covenants as are set forth in the Lease, except that Successor-Tenant shall not be:

                  (i) liable for any previous act or omission of Tenant under the Lease;

                  (ii) subject to any offset, defense or counterclaim which shall have theretofore accrued to Landlord against Tenant; and

                  (iii) bound by any modification of the Lease unless such modification shall have been expressly approved in writing by Mortgagee (it being understood and agreed that Mortgagee shall not unreasonably withhold its consent to any routine modifications of the Lease, provided such modifications do not (w) conflict with the terms and conditions of any of the Loan Documents, as such term is defined in the Leasehold Mortgage, (x) affect Mortgagee's security interest in the Lease, (y) impair the financeability of the Lease or
(z) impair the value of the Lease as collateral to Mortgagee).

            (C) In the case of termination of the Lease by reason of any default or for any other reason (including, but not limited to, rejection of the Lease in a bankruptcy proceeding), Landlord shall give prompt notice thereof to Mortgagee. Landlord, on written request of Mortgagee made any time within thirty
(30) days after the giving of such notice by Landlord, shall promptly execute and deliver a new lease (the "NEW LEASE") of the Premises to the Successor-Tenant for the remainder of the term of the Lease upon all the covenants, conditions, limitations and agreements contained in the Lease, provided that if such Successor-Tenant receives timely notice of Tenant's default as required herein, such Successor-Tenant (i) shall pay to Landlord, simultaneously with the delivery of such new lease, all unpaid rental due under the Lease, and (ii) shall cure all defaults existing under the Lease which are reasonably susceptible of being cured by Successor-Tenant.

            (D) If a Successor-Tenant acquires the leasehold estate to the Premises as contemplated by paragraphs 1(B) or 1(C) of this Agreement, then from and after such acquisition, the Lease or the New Lease (as the case may be) shall be modified as follows:

            (i) The Successor-Tenant (and each subsequent tenant under the Lease or the New Lease) shall be entitled to assign its interest in the Lease or the New Lease or sublease the Premises in whole or in parts without restriction, subject to the use limitation described in clause (ii) below. Without limiting the generality of the foregoing, neither Landlord nor any other party shall have
(x) the right to approve or reject any such assignment or subletting (subject to the use limitation described in clause (ii) below), (y) the right to recapture the Premises (or any portion thereof) or terminate the Lease in connection with any such assignment or subletting, or (z) the right to receive all or any of the profits or proceeds from such assignment or subletting; and

            (ii) The Successor-Tenant (and each subsequent tenant under the Lease or the New Lease) shall be entitled to use the Premises for any use, provided that such use does not violate applicable law or the terms of any exclusive which then benefits another tenant of the Center.

            2. Anything herein or in the Lease to the contrary notwithstanding, in the event that Successor-Tenant shall acquire title to the leasehold estate of the Premises, Successor-Tenant shall have no obligation, nor incur any liability, beyond Successor-Tenant's then interest, if any, in the Premises, and Landlord shall look exclusively to such interest, if any, of Successor-Tenant in the Premises for the payment and discharge of any obligations imposed upon Successor-Tenant hereunder or under the Lease. Landlord agrees that with respect to any money judgment which may be obtained or secured by Landlord against Successor-Tenant, Landlord shall look solely to the estate or interest owned by Successor-Tenant in the Premises, and Landlord will not collect or attempt to collect any such judgment out of any other assets of Successor-Tenant. Successor-Tenant shall not become liable under the Lease unless and until such time as it becomes the owner of the leasehold estate created by the Lease, and following the transfer of such leasehold estate, the Successor-Tenant shall be released from all liabilities under the Lease which are assumed by the transferee of such leasehold estate.

            3. Landlord agrees that, notwithstanding anything to the contrary contained in the Lease, all insurance proceeds and condemnation awards with respect to the Premises shall be deposited with Mortgagee and same shall be applied and disbursed solely in accordance with the terms and provisions set forth in the Mortgage. Landlord further agrees that Mortgagee may participate in any suits or proceedings relating to such insurance or condemnation proceeds, causes of action, claims, awards or recoveries and Mortgagee is authorized to adjust any loss covered by insurance or any condemnation claim and to settle or compromise any claim or action in connection therewith.

            4. Landlord agrees that the Lease cannot be cancelled, surrendered, amended or modified without the prior written consent of Mortgagee, provided that Mortgagee will not unreasonably withhold its consent to routine amendments or modifications of the Lease that do not (w) conflict with the terms and conditions of any of the Loan Documents, (x) affect Mortgagee's security interest in the Lease, (y) impair the financeability of the Lease or (z) impair the value of the Lease as collateral to Mortgagee.

            5. Landlord agrees that, notwithstanding the terms of the Lease, Landlord acknowledges and approves the Leasehold Mortgage and the amounts secured thereby and the terms and provisions thereof, as the same may be modified or amended, from time to time.

            6. Landlord represents and warrants as follows:

      (a) Landlord is the owner of the fee simple estate in the Premises and is the landlord under the Lease.

      (b) Tenant is the tenant under the Lease and to the best of Landlord's knowledge is the owner of the leasehold estate in the Premises.

      (c) The Lease is in full force and effect in accordance with its terms and has not been further assigned, supplemented, modified or otherwise amended except as set forth in Schedule D attached hereto.

      (d) To the best of Landlord's knowledge, each of the obligations on Tenant's part to be performed to date under the Lease or under any other agreement described in Schedule D attached hereto have been performed, except as set forth in Schedule D attached hereto.

      (e) To the best of Landlord's knowledge, there are no offsets, counterclaims, defenses, deductions or credits whatsoever with respect to the Lease, or any amounts owing under any other agreement described in Schedule D attached hereto, except as set forth in Schedule D attached hereto.

      (f) None of the matters set forth in Schedule D attached hereto are untrue or incorrect and, without limitation of the foregoing, there are, with respect to the Lease, no options to renew or extend, and no security deposits or prepaid rent or liens, except as set forth therein.

      (g) Except as set forth in Schedule D attached hereto, there do not exist any other agreements (including Subordination, Non-Disturbance and Attornment Agreements) concerning the Premises, whether oral or written, between Landlord and Tenant (or their respective predecessors or successors) under the Lease.

      (h) As of the date hereof, no basic rent or additional rent is due from Tenant under the Lease, except as set forth in Schedule D attached hereto.

      (i) No third party has an option or preferential right to purchase all or any part of the Premises.

      (j) Landlord has full power and authority to enter into this Agreement, and perform all of its obligations hereunder, and neither the execution and delivery of this Agreement by Landlord nor the consummation of the transactions contemplated hereby will conflict with, result in a breach or termination of, or constitute a default under, the terms of any agreement to which Landlord is a party or by which it is bound.

      (k) Landlord has not received written notice of any pending eminent domain proceedings or other governmental actions or any judicial actions of any kind against the Landlord's interest in the Premises.

      (l) Landlord has not received written notice that it is in violation of any governmental law or regulation applicable to its interest in the Premises and its operation thereon, including, without limitation, any environmental laws or the Americans with Disabilities Act, and has no reason to believe that there are grounds for any claim or such violation.

            7. Any notice which may be given hereunder shall be personally delivered or delivered via a nationally recognized overnight courier (such as Federal Express), properly addressed to the party to receive such notice at the address of such party set forth below.

            To Mortgagee:             Cerberus Partners, L.P.
                                      450 Park Avenue, 28th Floor
                                      New York, New York 10022
                                      Attention: Mr. Lenard Tessler

            with a copy to:           Schulte Roth & Zabel LLP
                                      900 Third Avenue
                                      New York, New York 10022
                                      Attention: Eric Asmundsson, Esq.

            To Landlord:              ___________________________

                                      ___________________________

                                      ___________________________

Each notice which shall be personally delivered or mailed in the manner described shall be deemed sufficiently given, served, sent, received or delivered for all purposes on the first business day following the day on which the notice is delivered to the addressee (with the affidavit of messenger being deemed conclusive evidence of such delivery) or on the first business day following the day on which delivery of such notice is refused by the addressee upon presentation. Any party may, from time to time, designate a different and/or additional address and/or person, to whom such notices shall be sent, by providing notice to the other parties in the manner set forth above. Notices by a party may be given by an attorney on behalf of that party.

            8. This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The term "Mortgagee" shall mean the then holder of the Mortgage. The term "Landlord" shall mean the then holder of the landlord's interest in the Lease. The term "Tenant" shall mean the then holder of the tenant's interest in the Lease. The term "person" shall mean an individual, joint venture, corporation, partnership, trust, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and to any amendments or modifications to the Lease which are consented to in writing by Mortgagee (it being understood and agreed that, as set forth above, Mortgagee will not unreasonably withhold its consent to routine amendments or modifications of the Lease that do not (w) conflict with the terms and conditions of any of the Loan Documents, (x) affect Mortgagee's security interest in the Lease, (y) impair the financeability of the Lease or (z) impair the value of the Lease as collateral to Mortgagee). Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

            9. EACH OF TENANT, LANDLORD AND MORTGAGEE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

            10. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

            11. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

            12. If any provision under this Agreement or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application of the provisions hereof to other entities, persons or circumstances shall not be effected thereby and shall be enforced to the fullest extent permitted by law.

                                  [END OF TEXT]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

            LANDLORD:          ________________________,
                             a ________________________

                               By: ________________________
                                   Name:
                                   Title:

            MORTGAGEE:         CERBERUS PARTNERS, L.P., a Delaware limited
                               partnership, as collateral
                               agent

                               By: ________________________
                                   Name:___________________
                                   Title:__________________

AGREED AND CONSENTED TO BY TENANT:

SHONAC CORPORATION
an Ohio corporation

By: ______________________
    Name: John C. Rossler
    Title: President

STATE OF ______________________ :
                                        : ss.
COUNTY OF _____________________ :

      The foregoing instrument was acknowledged before me this ________ day of _________________________, 20_, by __________________________, ___ of _____ _,
a(n)__, for and on behalf of said __________________.

                                                      ______________________
                                                      Notary Public

STATE OF ______________________ :
                                        : ss.
COUNTY OF _____________________ :

      The foregoing instrument was acknowledged before me this _____ day of ________________________________, 200_, by _______________, ________________, of
Cerberus Partners, L.P., a Delaware limited partnership, for and on behalf of said limited partnership.

                                                      ______________________
                                                      Notary Public

STATE OF OHIO                   :
                                : ss.
COUNTY OF FRANKLIN              :

      The foregoing instrument was acknowledged before me this ______ day of _________, 20___ , by John C. Rossler, President of Shonac Corporation, an Ohio corporation, for and on behalf of said corporation.

                                                      ______________________
                                                      Notary Public

                                   EXHIBIT "I"

                                LANDLORD'S WAIVER

      ________, 2002

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, __________________________________(the "LANDLORD")
executes this waiver in favor of (a) National City Commercial Finance, Inc., an Ohio corporation with offices at 1965 E. Sixth Street, Cleveland, Ohio 44114, and Fleet Retail Finance, Inc., a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as collateral agents (in such capacity, herein the "COLLATERAL AGENTS") for the ratable benefit of the Revolving Credit Lenders (as hereinafter defined), (b) Cerberus Partners, L.P., a Delaware limited partnership with offices at 450 Park Avenue, New York, New York 10022, as agent (in such capacity, herein the "TERM LOAN AGENT") for the ratable benefit of the Term Loan Lenders (as hereinafter defined) and (c) Cerberus Partners, L.P., a Delaware limited partnership with offices at 450 Park Avenue, New York, New York 10022, as agent (in such capacity, herein the "SENIOR CONVERTIBLE AGENT") for the ratable benefit of the Senior Convertible Lenders (as hereinafter defined). The Collateral Agents, the Term Loan Agent and the Senior Convertible Agent are sometimes referred to herein, collectively, as the "AGENTS".

                                   WITNESSETH:

      WHEREAS, the Landlord owns real property located at___________________________(the "LEASED PREMISES"), which real property the Landlord leases to_____________________, a
____________________corporation/limited liability partnership/partnership with offices at___________________________________(the "TENANT").

      WHEREAS, pursuant to the terms, and subject to the conditions, of that certain Loan and Security Agreement dated as of June 11, 2002 (as such may be amended, modified, supplemented or restated hereafter, the "REVOLVING CREDIT LOAN AGREEMENT") among (i) the Tenant, (ii) the other Borrowers named therein (collectively, with the Tenant, the "REVOLVING CREDIT BORROWERS"), (iii) the Revolving Credit Lenders named therein (the "REVOLVING CREDIT LENDERS"), (iv) National City Commercial Finance, Inc., as Administrative Agent for the Revolving Credit Lenders and as Swing Line Lender, (v) the Collateral Agents, and (vi) National City Bank, as Issuer, the Revolving Credit Lenders have been requested to establish a revolving credit facility in favor of the Tenant and the other Revolving Credit Borrowers.

      WHEREAS, pursuant to the terms, and subject to the conditions, of that certain Financing Agreement dated as of June 11, 2002 (as such may be amended, modified, supplemented or restated hereafter, the "TERM LOAN AGREEMENT"), among
(i) the Tenant, (ii) the other Borrowers named therein (collectively, with the Tenant, the "TERM LOAN BORROWERS"), (iii) certain subsidiaries of the Term Loan Borrowers named therein as guarantors, (iv) the financial institutions from time to time party thereto (collectively, the "TERM LOAN LENDERS"), and (v) the Term Loan Agent, the Term Loan Lenders have been requested to establish a term loan facility in favor of the Tenant and the other Term Loan Borrowers.

      WHEREAS, pursuant to the terms, and subject to the conditions, of that certain Amended and Restated Senior Convertible Loan Agreement dated as of June 11, 2002 (as such may be amended, modified, supplemented or restated hereafter, the "SENIOR CONVERTIBLE LOAN AGREEMENT"), among (i) Value City Department Stores, Inc., an Ohio corporation with offices at 3241 Westerville Road, Columbus, Ohio 43224-3751 (the "SENIOR CONVERTIBLE BORROWER"), (ii) the subsidiaries of the Senior Convertible Borrower named therein as guarantors,
(iii) the
financial institutions from time to time party thereto (collectively, the "SENIOR CONVERTIBLE LENDERS"), and (iv) the Senior Convertible Agent, the Senior Convertible Lenders have been requested to establish a senior convertible loan facility in favor of the Senior Convertible Borrower.


      WHEREAS, loans and financial accommodations under the revolving credit facility, the term loan facility and the senior convertible facility will be secured by all of the Tenant's present and after acquired assets including, among other things, the Tenant's inventory and equipment (the "COLLATERAL") located and to be located upon the Leased Premises.


      WHEREAS, in order to induce the Revolving Credit Lenders to establish the revolving credit facility, the Term Loan Lenders to establish the term loan facility, and the Senior Convertible Lenders to establish the senior convertible facility, the Landlord hereby represents, warrants, covenants and agrees as follows:

      1. The Tenant is not in default under the terms of its lease of the Leased Premises.

      2. The Landlord hereby waives any statutory or other lien of the Landlord against the Collateral.

      3. In the event of the exercise by any Agent of its rights upon default with respect to the Collateral, such Agent shall have reasonable time in which to repossess the Collateral from the Leased Premises. In those circumstances, the Landlord will (a) cooperate with such Agent in gaining access to the Leased Premises for the purpose of repossessing said Collateral or (b) if requested by such Agent, permit the Agent, or its agents or nominees, to dispose of the Collateral on the Leased Premises in a manner reasonably designed to minimize any interference with any other of Landlord's tenants.

      4. To the extent not paid or prepaid by the Tenant, any Agent occupying the Leased Premises shall pay the Landlord a reasonable sum for its use and occupancy of the Leased Premises (but in no event in excess of the base rent reserved under the lease between the Landlord and the Tenant) from the date on which such Agent shall have taken possession of the Collateral on the Leased Premises until the date of the Agent's vacating the Leased Premises, it being understood, however, that the Agent shall not, thereby, have assumed any of the obligations of the Tenant to the Landlord.

      5. Prior to the Landlord's taking any action to terminate its lease with the Tenant or to evict the Tenant from the Leased Premises for breach of the lease, the Landlord shall give each of the Agents not less than thirty (30) days written notice of such action at the address set forth above, and a reasonable opportunity to preserve, protect, liquidate, or remove any Collateral on the Leased Premises and, if any Agent so elects, to cure such breach of the lease.

      This Agreement shall inure to the benefit of the Agents, each Revolving Credit Lender, each Term Loan Lender and each Senior Convertible Lender, and their respective successors and assigns, and shall be binding upon the Landlord, its heirs, assigns, representatives, and successors.

Dated this the______day of________________, 2002

LANDLORD

By:____________________________
Title:_________________________
Date: _________________________

STATE OF ______________
COUNTY OF _______________

The foregoing Agreement was subscribed, sworn to and acknowledged before me this _________day of ____________, ____ 2002 by_____________________________.

                                                ________________________________
                                                Print Name
                                                Notary Public
                                                My Commission Expires __________

                                                                       EXHIBIT J

                    RECOGNITION AND NON-DISTURBANCE AGREEMENT

                                 (FEE MORTGAGEE)

      THIS RECOGNITION AND NON-DISTURBANCE AGREEMENT, dated as of _____________________________, 2002 (the "Agreement") is entered into by_______________________________________, a ______________________________,
with a principal place of business at_________________________________(the "Fee Mortgagee") and CERBERUS PARTNERS, L.P., a Delaware limited partnership, as collateral agent for the Term Loan Lenders, the Revolving Credit Lenders and the Convertible Lenders (each as defined in Landlord's Agreement described in paragraph 2 below) (in such capacity, together with its successors and assignees) ("Leasehold Mortgagee").

      WHEREAS, ___________________________________, a ___________________
("Landlord") is the owner of certain real property located at _________________________________, as more fully described on EXHIBIT A attached hereto (the "Shopping Center Parcel"); and

      WHEREAS, Landlord and Shonac Corporation, an Ohio corporation ("Tenant") have entered into a certain Lease Agreement, dated as of _______________________________, 2002 (the "Lease") with respect to a portion of the Shopping Center Parcel commonly known as _______________________________________ (the "Premises"); and

      WHEREAS, Leasehold Mortgagee has extended credit to Tenant pursuant to certain loan agreements secured by a Leasehold Mortgage granted by Tenant to Leasehold Mortgagee; and

      WHEREAS, the Fee Mortgagee is the holder of a certain [mortgage][deed of trust], dated _____________________, 19 ___and recorded [INSERT PLACE AND DATE OF RECORDING AND ANY OTHER IDENTIFYING INFORMATION] (the "Fee Mortgage") on the Premises; and

      WHEREAS, pursuant to the terms of the Lease, Landlord is required to deliver to Tenant a Recognition and Non-Disturbance Agreement from the holder of any mortgage on Landlord's reversionary fee interest in the Premises; and

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. ASSENT TO LEASE. The Fee Mortgagee hereby acknowledges receipt of a full and complete copy of the Lease and does hereby assent to the Lease and to all of the terms and provisions thereof.

2. RECOGNITION AND NON-DISTURBANCE. The Fee Mortgagee hereby agrees to be bound by all of the terms and conditions of the Lease and of the Landlord's Agreement, attached hereto as EXHIBIT B, in the event the Fee Mortgagee becomes the owner of Landlord's reversionary fee interest in the Premises by reason of foreclosure, deed in lieu of foreclosure or otherwise.

3. WARRANTIES AND REPRESENTATIONS. The Fee Mortgagee hereby warrants and represents as follows:

      (a) The Fee Mortgagee (unless a natural person), is a duly organized, validly existing entity organized and in good standing under the laws of ____________________________________and duly qualified to do business and in good standing under the laws of ______________________________________________, has all requisite power and authority to conduct its business and to own its property as now conducted or owned and is qualified to do business in all jurisdictions where the nature and extent of its business is such that such qualification is required by law.

      (b) This Agreement has been authorized by all requisite entity action and constitutes the Fee Mortgagee's legal, valid and binding obligations in accordance with the terms thereof, subject to bankruptcy and insolvency and similar laws of general application affecting the rights and remedies of creditors and with respect to the availability of the remedies of specific enforcement, subject to the discretion of the court before which proceedings therefor may be brought.

      (c) The performance by the Fee Mortgagee of the obligations of the Fee Mortgagee hereunder does not and shall not constitute a violation of any law, order, regulation, contract, organizational document or agreement to which Fee Mortgagee is subject or by which Fee Mortgagee or the property thereof is or may be bound.


4. NO ORAL CHANGE. No provision of this Agreement may be changed, waived, discharged or terminated or relieved by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver or discharge or termination is sought.

5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each party hereto and its, his or their respective successors, assigns, heirs and personal representatives.

6. PARTIAL INVALIDITY. Each of the provisions hereof shall be enforceable against the Fee Mortgagee to the fullest extent now or hereafter not prohibited by applicable law. The invalidity or unenforceability of any provision hereof shall not limit the validity or enforceability of each other provision hereof.

7. JOINT AND SEVERAL. The obligations of Fee Mortgagee and of its, his, her or their respective successors, assigns, heirs and personal representatives shall be and remain joint and several.

8. COUNTERPARTS. This Recognition and Non-Disturbance Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such agreement is sought.

      Witness the execution hereof as an instrument under seal as of the date first set forth above.

                                               FEE MORTGAGE:
                                               _______________________________

                                               By: ___________________________
                                               Name:__________________________
                                               Title:_________________________


STATE OF                           :
                                   : ss.
COUNTY OF                          :

      The foregoing instrument was acknowledged before me this _____________________ day of _______________________________________, 2002, by
_________________________ _________, of______________________,
a(n)____________________________ , for and on behalf of said ___________.

                                               _____________________________
                                               Notary Public

                                               LEASEHOLD MORTGAGEE:
                                               CERBERUS PARTNERS, L.P.


                                               By: ___________________________
                                               Name:__________________________
                                               Title:_________________________


 STATE OF                 :
                          : ss.
 COUNTY OF                :

      The foregoing instrument was acknowledged before me this ____________ day of ______________________________________, 2002, by ____________ ___________, of
CERBERUS Partners, L.P., a Delaware limited partnership, for and on behalf of said limited partnership.

                                               _______________________________
                                               Notary Public

                                    EXHIBIT A

                 (TO RECOGNITION AND NON-DISTURBANCE AGREEMENT)

                  LEGAL DESCRIPTION OF SHOPPING CENTER PARCEL

                                    EXHIBIT B

                 (TO RECOGNITION AND NON-DISTURBANCE AGREEMENT)

                          [ATTACH LANDLORD'S AGREEMENT]

                                       5